UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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UDR, INC.
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April 9, 2014

Dear Fellow Stockholders:

It is my pleasure to invite you to attend our Annual Meeting of Stockholders. The meeting will be held on May 22, 2014, at 10:00 a.m. local time at the JW Marriott Cherry Creek, 150 Clayton Lane, Denver, CO 80206.

We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

The business to be conducted at the meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter. At the meeting we will also report on the Company’s performance and respond to questions.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting through the Internet or by telephone will eliminate the need to return your proxy card.

Sincerely,

UDR, INC.

JAMES D. KLINGBEIL

Chairman of the Board of Directors

UDR, INC.

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540

Tel: 720.283.6120 Fax: 720.283.2451

NOTICE OF 2014

ANNUAL MEETING

OF STOCKHOLDERS

April 9, 2014

Date and Time:	May 22, 2014, at 10:00 a.m. local time

Place:	JW Marriott Cherry Creek, 150 Clayton Lane, Denver, CO 80206

Items of Business:	1.	To elect nine directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm for the year ending December 31, 2014.

3.	To vote to approve, on an advisory basis, the compensation of our named executive officers disclosed in this proxy statement.

4.	To vote to approve the Amended and Restated 1999 Long-Term Incentive Plan.

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Record Date:	Monday, March 24, 2014. UDR stockholders of record as of the close of business on that date are entitled to vote at the meeting.

Notice:	On or about April 9, 2014, we intend to mail to our stockholders of record a notice containing instructions on how to access our 2014 proxy statement and our annual report for the year ended December 31, 2013, and how to vote online. The notice also provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to our annual report and proxy statement on the Internet.

Proxy Voting:	Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement.

By Order of the Board of Directors

WARREN L. TROUPE

Senior Executive Vice President

and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for UDR, INC.’s Annual Meeting of Stockholders to be held on May 22, 2014. This Notice of Annual Meeting and Proxy Statement and UDR, INC.’s Annual Report/Form 10-K for the year ended December 31, 2013 are available on the Internet at the following website: www.proxyvote.com.

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PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you are urged to read the entire proxy statement carefully before voting.

INFORMATION ABOUT OUR 2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 22, 2014 at 10:00 a.m. local time

Place:	JW Marriott Cherry Creek, 150 Clayton Lane, Denver, CO 80206

Record Date:	Monday, March 24, 2014

VOTING MATTERS AND VOTE RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page Number

Proposal No. 1 —	To elect nine directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified	FOR each Director Nominee	1

Proposal No. 2 —	Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accounting firm for the year ending December 31, 2014	FOR	49

Proposal No. 3 —	Advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement	FOR	50

Proposal No. 4 —	Approval of the Amended and Restated 1999 Long-Term Incentive Plan	FOR	51

OUR DIRECTOR NOMINEES (PAGE 1)

Name	Age	Director Since	Independent	AC	CC	GC	EC

Katherine A. Cattanach	69	2006	Yes
Eric J. Foss	55	2003	Yes
Robert P. Freeman	68	1998	Yes	C
Jon A. Grove	69	1998	Yes		C
James D. Klingbeil(1)	78	1998	Yes			C	C
Robert A. McNamara	59	2014	Yes
Mark R. Patterson	53	2014	Yes
Lynne B. Sagalyn(2)	66	1996	Yes
Thomas W. Toomey(3)	53	2001	No

(1)	Chairman of the Board and ex-officio member of the Audit and Risk Management Committee and Compensation and Management Development Committee
(2)	Vice Chair of the Board
(3)	Chief Executive Officer, President and Director

KEY: AC = Audit and Risk Management Committee CC = Compensation and Management Development Committee GC = Governance Committee EC = Executive Committee = Member C = Chair

INFORMATION ABOUT OUR BOARD AND COMMITTEES PRIOR TO THE ANNUAL MEETING (PAGE 13)

	Number of Members	Independence	Number of Meetings During 2013
Full Board of Directors	10	90.0%	9
Audit and Risk Management Committee	5	100.0%	10
Compensation and Management Development Committee	4	100.0%	7
Governance Committee	9	100.0%	4
Executive Committee	3	66.7%	0

OUR CORPORATE GOVERNANCE (PAGE 7)

Size of the Board of Directors after the Annual Meeting	9
Number of Independent Directors after the Annual Meeting	8
Audit, Compensation and Governance Committees Consist Entirely of Independent Directors	Yes
Separate Chairman of the Board and Chief Executive Officer	Yes
Annual Election of All Directors	Yes
Annual Advisory Approval of Named Executive Officer Compensation	Yes
All Directors Attended at Least 75% of Meetings Held	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers	Yes
Stock Ownership Guidelines for Executive Officers and Directors	Yes
Prohibition on Hedging Transactions	Yes
Pledging Transactions Prohibited Without Prior Approval	Yes
Policy on Recoupment of Performance-Based Incentives	Yes
Stockholder Rights Plan (Poison Pill)	No

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 48)

Ernst & Young LLP, independent registered public accounting firm, served as our auditors for fiscal 2013. Our Audit Committee has selected Ernst & Young LLP to audit our financial statements for fiscal 2014. Although it is not required to do so, the board is submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of our stockholders regarding such selection. Below is summary information about Ernst & Young’s fees for services during fiscal years 2013 and 2012:

Description of Services	2013	2012

Audit Fees	$1,270,000	$1,575,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,270,000	$1,575,000

EXECUTIVE COMPENSATION MATTERS (PAGE 21)

We are requesting your non-binding vote to approve the compensation of our named executive officers as described on pages 21 through 46 of this proxy statement. The goals for our executive compensation program are to (i) attract, retain and motivate effective executive officers, (ii) align the interests of our executive officers with the interests of the Company and our stockholders, (iii) incentivize our executive officers based on clearly defined performance goals and measures of successful achievement, and (iv) closely align market competitive compensation with our short-term and long-term performance.

Our Compensation and Management Development Committee, which we refer to as the “Compensation Committee,” determines the form and amount of compensation, as well as the overall structure of our executive compensation program. The compensation of our “named executive officers,” who are identified in “Executive Compensation,” is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. The composition of our named executive officers’ compensation is determined based on the consideration of a number of factors described in more detail “Executive Compensation — Compensation Discussion and Analysis,” including a periodic review of relevant comparative market information.

Under our executive compensation program, as an executive officer’s level of responsibility increases with his or her relative ability to impact the long–term performance of the Company as a whole, a greater portion of that executive officer’s compensation is based on performance-based incentive compensation, and less is based on base salary, thereby creating the potential for greater variability in the executive officer’s compensation level from year to year. The mix, level and structure of the components of compensation generally reflect the executive officer’s role and relative impact on business results as well as competitive market practices.

Our compensation policies and programs are built upon the strong foundation of corporate governance and compensation best practices, including:

WE DO:		WE DO NOT:
✓	Provide a significant portion of our named executive officers’ total compensation in the form of awards tied to our long-term strategy and our performance relative to key business and personal objectives and performance versus our peers.	X	Permit any Company personnel, including our named executive officers, to engage in any short-term, speculative securities transactions, engage in short sales, buying or selling put or call options, trading in options (other than those granted by the Company) and engaging in hedging transactions.
✓	Require compliance with our Executive Stock Ownership Guidelines, which require that our executive officers own a specified number of shares of the Company’s common stock.	X	Permit purchasing securities on margin or pledging securities as collateral without prior approval.
✓	Have a Policy on Recoupment of Performance-Based Incentives, which applies to our executive officers, including our named executive officers, and their performance-based incentive compensation.	X	Provide tax gross-ups for our named executive officers.
✓	Have a Compensation Committee comprised entirely of independent directors and the Compensation Committee has retained its own independent compensation advisor.	X	Have any employment agreements with our named executive officers.
✓	Have a Compensation Committee that reviews external market considerations, as well as internal considerations and the long-term interests of our stockholders, when making compensation decisions.	X	Grant only time-vested restricted stock or options to our named executive officers, other than in limited circumstances such as the appointment of a new executive officer.
✓	Have the ongoing consideration and oversight by the Compensation Committee with respect to any potential risks associated with our incentive compensation programs.	X	Time the grants of stock options, restricted stock and other equity awards to coordinate with the release of material non-public information, or time the release of material non-public information for the purpose of affecting the value of any named executive officer compensation.

The key components of our named executive officers’ compensation, base salary, short-term incentive compensation, and long-term incentive compensation, are described in more detail in the following table.

Compensation Component	Objectives Associated with the Compensation Component
Base Salary	• Designed to reward individual effort associated with job-related duties and to attract and retain talented executive officers for our Company.

Short-Term Incentive Compensation

•    Designed to encourage outstanding individual and Company performance by motivating the named executive officers to achieve short-term Company and individual goals by rewarding performance measured against key annual strategic objectives and, for the CEO, using the independent directors’ evaluation of his performance towards achieving short-term goals.

Long-Term Incentive Compensation

•    Our long-term incentive compensation is designed to foster significant ownership of our common stock by our management, to align the interests of our management with the creation of stockholder value and to motivate our management to achieve long-term growth and success of our Company.

APPROVAL OF THE AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN (PAGE 51)

We are requesting that you approve the action of our board amending and restating the 1999 Long-Term Incentive Plan to:

•

increase the number of shares reserved for issuance under the Plan by 3,000,000 shares from 16,000,000 shares to 19,000,000 shares, subject to adjustment in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares);

•	provide for cash-based awards; and

•

change the annual per person limit on awards other than stock options, stock appreciation rights and cash-based awards that are intended to constitute “performance-based compensation” under the Plan to 1,000,000 shares.

You are also being asked to expand the performance goals that may be used for “performance-based” awards. Finally, you are being asked to approve the material terms of the plan so that the Company will continue to have the ability to grant “performance-based” awards (in addition to stock options and stock appreciation rights) that are intended to be exempt from the $1 million deductibility limit under Section 162(m) of the Internal Revenue Code.

A copy of the 1999 Long-Term Incentive Plan, as amended and restated, is attached to this proxy statement as Appendix A.

Our Use of Abbreviations: We use a number of abbreviations in this proxy statement. We refer to UDR, Inc. as “UDR,” “the Company,” “we,” “us” or “our” and to our board of directors as “board.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2013” and “fiscal 2014” mean our 2013 fiscal year which began on January 1, 2013 and ended on December 31, 2013, and our 2014 fiscal year which began on January 1, 2014 and will end on December 31, 2014, respectively. We refer to the Audit and Risk Management Committee as the “Audit Committee” and we refer to the Compensation and Management Development Committee as the “Compensation Committee.” We refer to the U.S. Securities and Exchange Commission as the “SEC” and we refer to the New York Stock Exchange as the “NYSE.” Our 2014 Annual Meeting of Stockholders to be held on May 22, 2014 is simply referred to as the “meeting” or the “annual meeting.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The size of our board will be fixed at nine members following the annual meeting, as Mark J. Sandler’s term as a director will expire at the annual meeting. The nine individuals listed below, each of whom is currently a member of the board, have been nominated for election to the board at the 2014 annual meeting of stockholders. If any of the nominees is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold their respective offices until the next annual meeting of stockholders or until their successors are elected and qualified.

Each nominee brings a strong and unique background and set of skills to our board, giving the board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, corporate finance and financial markets, real estate investment and the real estate industry, and civic leadership. For each of our director nominees, set forth below are the specific experience, qualifications, attributes or skills that led the board to conclude that the person should serve as a director for the Company. There is no family relationship between any of our directors or executive officers.

Katherine A. Cattanach, Ph.D.

Age: 69

Year in which First Elected a Director: 2006

Committees Served: A member of the Audit Committee, Compensation Committee and the Governance Committee

Principal Occupation and Other Information: Dr. Cattanach was a General Partner of INVESCO Private Capital, Inc. (formerly Sovereign Financial Services, Inc.), a company specializing in private equity investments, from 1987 to 2005. From 2005 to March 2006, she served as a director and member of the audit and compensation committees of Collect America, Ltd. She is currently a member, former director and President of the Denver Society of Security Analysts. She is active in and serves as a member of numerous charitable organizations.

Dr. Cattanach has a strong background in both business and academia, and her expertise in investments and finance is recognized nationally and internationally. She has a Ph.D. in Finance and she has served on the faculty of the College of Business at the University of Denver and as an Associate Professor of Finance at the University of Denver’s Graduate School of Business. She has served as a member of several corporate boards and board committees and on several partnership advisory boards. She has executive management experience, having served as Founder and Chief Executive Officer of Sovereign Financial Services, Inc. and as Executive Vice President of Captiva Corporation. Her civic leadership is also extensive, including the Colorado Commission on Higher Education, the Governing Board for the Colorado State University System, the Foundation for Metropolitan State College, the Board of Trustees for the Colorado Chapter of the Nature Conservancy, and the Board of Trustees for the Yellowstone Association.

Eric J. Foss

Age: 55

Year in which First Elected a Director: 2003

Committees Served: A member of the Compensation Committee and the Governance Committee

Principal Occupation and Other Information: In May 2012 Mr. Foss was named President and Chief Executive Officer of ARAMARK Corporation (NYSE). ARAMARK is a global provider of foodservice, facilities and uniform services. He also serves on ARAMARK’s Board of Directors. From February 2010 until December 2011, Mr. Foss was the Chief Executive Officer of Pepsi Beverages Company. From July 2006 until the merger of The Pepsi Bottling Group, Inc. with PepsiCo, Inc. in February 2010, Mr. Foss was the Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. From September 2005 to July 2006, Mr. Foss served as the Chief Operating Officer of The Pepsi Bottling Group, Inc. Previously, Mr. Foss served as the President of the North America division of Pepsi Bottling Group, Inc. from September 2001 to September 2005. Mr. Foss also served as Executive Vice President of the North America division of Pepsi Bottling Group, Inc., from August 2000 to September 2001, was Senior Vice President of Sales and Marketing for the North America division of Pepsi Bottling Group, Inc., from March 1999 to August 2000 and was General Manager of European Operations for PepsiCo from December 1996 to March 1999. Mr. Foss currently serves on the board of directors, as well as the audit and corporate governance committees of Cigna.

Mr. Foss has a background and expertise in managing all aspects of an operationally intensive, organizationally innovative and consumer-focused company, which brings experience and perspective to the deliberations of our board. Having served as the Chairman and Chief Executive Officer of a large, NYSE-listed public company and in presently serving as the President and Chief Executive Officer of a large, NYSE-listed public company, his level of board experience, executive management skills and business leadership capabilities are valuable to our board and to our Company as a whole.

Robert P. Freeman

Age: 68

Year in which First Elected a Director: 1998

Committees Served: Chair of the Audit Committee and a member of the Governance Committee

Principal Occupation and Other Information: Mr. Freeman has served as Senior Managing Director and Principal of Greyfields Investors LLC, a real estate private equity company, since 2007. Mr. Freeman was a Managing Director of Wells Hill Partners, Ltd., a real estate investment banking firm, from 1999-2001 and a Managing Director of Lazard Frères & Co. LLC, a private investment bank, and President of Lazard Frères Real Estate Investors, L.L.C., a real estate investment company, from 1992 to 1999. Each of the companies mentioned is based in New York, New York. He is active in and serves as a director of numerous private companies and charitable organizations.

Mr. Freeman has been active in real estate related investment, management and development since the 1970s. Currently he is a principal of a real estate private equity company that invests in, restructures and redevelops inefficient real estate and provides turnaround services and capital markets advice, and he founded a privately held real estate merchant bank that sources, structures and invests in real estate assets and securities. He has also served as President and Chief Executive Officer of two publicly traded real estate companies with national portfolios. His extensive experience in these various aspects of the real estate industry are a valuable asset to our board and our business.

Jon A. Grove

Age: 69

Year in which First Elected a Director: 1998

Committees Served: Chairman of the Compensation Committee and a member of the Governance Committee

Principal Occupation and Other Information: Mr. Grove was the Chairman, President and Chief Executive Officer of ASR Investments Corporation since its organization in 1987 until our acquisition of ASR in 1998. He currently serves as Chairman and director of American Southwest Holdings, LLC and SecurNet Mortgage Securities LLC, both located in Phoenix, Arizona.

Mr. Grove brings extensive experience, skills and knowledge in running a business like ours. From 1987 to 1998, he served as the Chairman, President and Chief Executive Officer of a publicly traded real estate investment trust that owned and operated apartment communities. We acquired that company in 1998, and Mr. Grove has served on our board since the acquisition.

James D. Klingbeil

Age: 78

Year in which First Elected a Director: 1998

Committees Served: Chairman of the Board, ex-officio member of the Audit Committee and the Compensation Committee, Chair of the Governance Committee and Chair of the Executive Committee

Principal Occupation and Other Information: Mr. Klingbeil has been the Chairman of the Board of Directors since March 2010, having served as the Vice Chairman of the Board from October 2000 until March 2010. He also serves as Chairman and Chief Executive Officer of Klingbeil Multifamily Fund IV, Klingbeil Multifamily Fund V (f/k/a American Apartment Communities III), Klingbeil Multifamily Fund VI, Klingbeil Multifamily Fund VII and Klingbeil Multifamily Fund VIII. He was Chairman and Chief Executive Officer of American Apartment Communities II from 1995 until its merger with the Company in December of 1998. He is also Chairman and Chief Executive Officer of Klingbeil Capital Management and The Klingbeil Company. He currently serves as a director of Broad Street Financial and numerous other private companies. He is also the past Chairman and a lifetime member of the Board of Trustees of the Urban Land Institute and Chairman of the ULI Foundation Board.

Mr. Klingbeil has been active in nearly every aspect of real estate investment, development and management for almost 50 years, with a special focus on building, acquiring, managing and/or selling multifamily communities. He was Chairman and Chief Executive Officer of American Apartment Communities II, which had a value of $800 million when we acquired it in December 1998, and he has demonstrated exceptional leadership abilities as a member of our board since that acquisition. He has managed numerous institutional investment programs that invest in apartment communities.

Robert A. McNamara

Age: 59

Year in which First Elected a Director: 2014

Committees Served: A member of the Audit Committee and the Governance Committee

Principal Occupation and Other Information: Mr. McNamara has been Chief Executive Officer Americas of the Lend Lease Corporation (ASX), an international property and infrastructure firm, since 2010. Prior to this position, Mr. McNamara served as Chairman and Chief Executive Officer of Penhall/LVI International, an environmental remediation, concrete services and infrastructure repair firm, from 2006 to 2010. Mr. McNamara held various positions at Fluor Corporation, a global engineering and construction company, from 1996 to 2006, including Senior Executive and Group President. Mr. McNamara began his career at Marshall Contractors, Inc., a general contractor, where he held various positions from 1978 to 1996, including President and Chief Operating

Officer. Mr. McNamara has served as a member of the board of directors of several privately-held firms, and has served on the board of the US China Business Council and as chairman for the Construction Industry Institute’s Technology Implementation Task Force.

Mr. McNamara is an accomplished senior executive with significant expertise in construction, development and real estate investment. He brings to the board over 30 years of experience managing global businesses in the development, design and delivery of projects in the government, institutional, infrastructure and industrial sectors in senior management positions including, Chief Executive Officer Americas of Lend Lease, an international property and infrastructure firm, and as Chairman and Chief Executive Officer of Penhall/LVI International, the two largest US firms providing environmental remediation, concrete services and infrastructure repair.

Mark R. Patterson

Age: 53

Year in which First Elected a Director: 2014

Committees Served: A member of the Audit Committee and the Governance Committee

Principal Occupation and Other Information: Mr. Patterson has served as the Chief Executive Officer and a member of the board of directors of Boomerang Systems, Inc., a manufacturer of fully automated, robotic parking systems, since September 2010. Until January 2009, Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch, where he oversaw the real estate principal investing activities of Merrill Lynch. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 he also became the Co-Head of Global Commercial Real Estate, which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, Mr. Patterson spent 16 years at Citigroup, where he was the Global Head of Real Estate Investment Banking since 1996. Previously, Mr. Patterson was with Chemical Realty Trust in New York from 1987 to 1989, as an Associate in the Real Estate Investment Banking group and in the Real Estate Group at Arthur Andersen in Houston, Texas from 1982 to 1985. Mr. Patterson serves on the board of directors of General Growth Properties (NYSE), a REIT focused on regional malls.

During his career, Mr. Patterson has been involved in a wide range of real estate advisory assignments, initial public offerings and financings that have spanned virtually every property type. As a result, Mr. Patterson has extensive experience and insight regarding the real estate industry, and his extensive knowledge of the industry is a valuable asset to our board and our business. In addition to his real estate experience, Mr. Patterson currently serves and the Chief Executive Officer and director of a public company, and he therefore brings the extensive management and board experience that he has obtained through serving in these positions to the Company and our board.

Lynne B. Sagalyn, Ph.D.

Age: 66

Year in which First Elected a Director: 1996

Committees Served: Vice Chair of the Board and a member of the Compensation Committee, the Governance Committee and the Executive Committee

Principal Occupation and Other Information: Dr. Sagalyn has been the Vice Chair of the Board of Directors since March 2010. She has been the Earle W. Kazis and Benjamin Schore Professor of Real Estate and Director of the Paul Milstein Center for Real Estate at Columbia Business School since July 2008, positions she also held from 1992 through 2003. From January 2004 to July 2008 she was a Professor of Real Estate Development and Planning at the University of Pennsylvania, with appointments in both the School of Design (City Planning) and the Wharton School (Real Estate). She was an Associate Professor of Planning and Real Estate Development at Massachusetts Institute of Technology. Dr. Sagalyn is a director and Chair of the audit committee of Blackstone Mortgage Trust, Inc. (NYSE), a public real estate investment trust that specializes in real estate lending. She also serves on the board of directors of the Regional Plan Association of New York, an independent not-for-profit regional planning organization. Dr. Sagalyn also serves on the audit committee of New York City Planned Parenthood and on the board of the Skyscraper Museum. In addition, she has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan, and the Advisory Board of Goldman Family Enterprises.

Dr. Sagalyn has a strong background in business and academia. She is a specialist in real estate finance and urban development and is widely known as an expert in real estate equity securities and public development finance. Her research and writings on real estate investment, securitization, urban development and public policy have been published in both academic and professional journals. In addition to being a professor of real estate and real estate development and planning at Columbia Business School, University of Pennsylvania and MIT, she serves on the board of directors, and the audit committee of the board of directors, of another NYSE-listed real estate investment trust.

Thomas W. Toomey

Age: 53

Year in which First Elected a Director: 2001

Committees Served: A member of the Executive Committee

Principal Occupation and Other Information: Thomas W. Toomey is Chief Executive Officer, President and a Director of UDR, Inc., having served in these capacities since joining the Company thirteen years ago. Over his tenure, Mr. Toomey has been instrumental in repositioning and right-sizing UDR’s portfolio, including the acquisition and disposition of over $14 billion in multifamily communities. Today, UDR owns or has an ownership interest in approximately 54,000 apartment homes in select markets across the U.S.

Prior to heading UDR, Mr. Toomey held various senior positions, including Chief Operating Officer and Chief Financial Officer, with AIMCO (NYSE), a multifamily REIT peer. At AIMCO, Mr. Toomey was instrumental in transforming the company into the largest apartment owner in the U.S., growing its portfolio ten-fold over his tenure. Prior to AIMCO, Mr. Toomey served as a Senior Vice President with Lincoln Property Company, a multifaceted, national real estate firm, for five years. Mr. Toomey serves on the board of directors of The Ryland Group, Inc. (NYSE), a home builder, since December 2013.

As a leader in the real estate industry, Mr. Toomey is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), is a member of the Executive Committee of the National Multi Housing Council (NMHC), is a member of The Real Estate Roundtable, is a Trustee and Governor of the Urban Land Institute (ULI), serves on the National Geographic International Council of Advisors, and is a former Trustee of the Oregon State University Foundation.

Mr. Toomey spearheads the vision and strategic direction of our Company and has demonstrated strong business and leadership skills as our Chief Executive Officer. He had extensive experience in our industry prior to joining us, having served in executive positions at both AIMCO and Lincoln Property Company.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a plurality of the votes cast is required for the election of a director, which means that the nine nominees receiving the highest number of affirmative votes cast at the meeting shall be elected as directors.

Our board recommends that the

stockholders vote “FOR” the director nominees listed above.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Overview

We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our stockholders. We frequently review our corporate governance policies, monitor emerging developments in corporate governance and enhance our policies and procedures when our board determines that it would benefit our Company and our stockholders to do so.

We maintain a corporate governance page on our website that includes key information about UDR’s corporate governance, including our:

•	Statement on Corporate Governance;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Senior Financial Officers;

•	Related Person Transactions Policy;

•	Charter of the Audit Committee;

•	Charter of the Compensation Committee; and

•	Charter of the Governance Committee.

All of these documents can be found at www.udr.com by clicking on “Investor Relations” then on “Corporate Governance.” The documents noted above will also be provided without charge to any stockholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, will be posted on our website.

We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), rules of the SEC and the corporate governance rules of the NYSE. Our policies and practices meet, and in many cases exceed, the listing requirements of the NYSE, applicable SEC rules and the corporate governance requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, including:

•	The board has adopted clear corporate governance policies;

•	Nine of our ten board members prior to the annual meeting, and eight of the nine board members after the annual meeting, are independent directors as defined by the NYSE;

•	The independent directors meet regularly without the presence of management;

•	All members of the Audit Committee, Compensation Committee and Governance Committee are independent directors;

•	The Chairman and the Vice-Chairman of the Board are independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	The board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees;

•	We have a Code of Ethics for Senior Financial Officers that applies to our senior financial officers; and

•

We have a hotline with a 1-800 number and a third-party anonymous reporting system at www.mysafeworkplace.com available to all employees, and our Audit Committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls or auditing matters. Instructions for making a report are published in the Corporate Governance subsection of the Investor Relations section of the Company’s website at www.udr.com.

Identification and Selection of Nominees for Directors

The Governance Committee serves as our nominating committee. Our Governance Committee works closely with our Chief Executive Officer (“CEO”) and the Chairman of the Board (who currently serves as Chairman of the Governance Committee) in recommending to the board criteria for open board positions, taking into account such factors as the Governance Committee deems important, including, among others, the current composition of the board, the range of talents, experiences, expertise and skills that would complement those already represented on the board and those that would help achieve the Company’s goals. In evaluating a nominee, the board, acting through our Governance Committee, will consider, among other things, whether a potential director nominee has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the board. The Governance Committee considers candidates that are suggested by members of the board, as well as management, our stockholders and any director search firm retained by the board or the Governance Committee, using the same criteria to evaluate all candidates.

The board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of the board and the needs of our business. Accordingly, the board, through the Governance Committee and in consultation with our CEO, will regularly review the changing needs of the business and the skills and experience resident in its members, with the intention that the board will be periodically “renewed” as certain directors rotate off and new directors are recruited. The board’s commitment to diversity and renewal will be tempered by the need to balance change with continuity and experience. The board believes that its commitment in this regard has been effective in establishing a board that consists of members with diverse backgrounds, skills and experience that are relevant to the role of the board and the needs of the business, and the board will continue to monitor the effectiveness of these efforts as part of its periodic self-assessment process.

Once a potential director nominee has been identified, the Governance Committee, in consultation with the Chairman of the Board and our CEO, will evaluate the prospective nominee against the specific criteria that has been established, as well as the standards and qualifications contained in our Statement on Corporate Governance. If it is determined based upon a preliminary review that a candidate warrants further consideration, members of the board, as appropriate, will interview the prospective nominee. After completing this evaluation and interview process, the board makes the final determination as to whether to nominate or appoint the new director.

In addition to any other applicable requirements, Section 2.11 of our Amended and Restated Bylaws (as amended on May 12, 2011) sets forth the procedures and requirements relating to nominations of directors by stockholders. Any stockholder who wishes to recommend a prospective nominee for consideration at our 2015 annual meeting of stockholders must submit specified information, including the following, no sooner than November 10, 2014 and no later than December 10, 2014:

•	Biographical information about the candidate, including the name, age, business address and residence address of the person;

•	The principal occupation or employment of the candidate, as well as the candidate’s previous and/or current memberships on all public company boards of directors;

•	The class and number of shares of our stock beneficially owned by the candidate, the date such shares were acquired and the investment intent of such acquisition;

•	Information concerning bankruptcy filings, criminal convictions, and certain civil actions by the SEC or other regulatory agencies involving the candidate or his or her affiliates;

•	Information regarding any agreements, understandings or arrangements between the candidate and any other person or persons with respect to the candidate’s nomination or our capital stock or business;

•

Any other information required to be disclosed about the candidate under the SEC’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

•

The names and addresses of the stockholder(s) recommending the candidate for consideration and the class and number of shares of our stock beneficially owned by each, as well as certain information regarding hedge transactions, derivative instruments and other arrangements entered into by such stockholder(s) and certain related persons; and

•	Information regarding compensation and other material relationships between or among the nominating stockholder(s), certain related persons, and the proposed candidate.

Each proposed candidate also must submit a written questionnaire, representation and agreement specifically addressing agreements, arrangements or understandings that the candidate has with certain other persons, including with respect to voting commitments and compensation, as well as a representation and agreement to comply with our applicable policies, codes and guidelines. Such information should be sent to the attention of our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Director Rotation and Retirement

Directors are elected annually to serve for a term until the next annual meeting of stockholders or until their successors are elected and qualified. The board does not impose arbitrary limits on the number of terms a director may serve. However, the Governance Committee will consider various criteria, including a director’s contribution to the board, in determining whether or not to recommend a director for re-election. Employee directors are required to resign as a director after ceasing to be an employee, unless the board asks them to continue to serve. The Chairman will refer the resignation to the Governance Committee for review. The board will decide, in light of the circumstances and the recommendation of the Governance Committee, the date at which the resignation will become effective. A vacancy created by a director’s retirement may be filled by a majority of the remaining directors in accordance with our bylaws. A director so appointed to fill the vacancy will stand for re-election at the first annual meeting of stockholders following that director’s appointment to the board if recommended for re-election by the Governance Committee. In addition, the Company requires that directors tender their resignation when they change employment or other significant organizational affiliations. The board then decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.

Director Independence

The board’s policy is that a significant majority of its members should be independent directors (see our Statement on Corporate Governance, which is available on our website at www.udr.com). Each year the board affirmatively determines whether each director has any material relationship with the Company (directly, or as a partner, stockholder or officer of an organization that has such a relationship with the Company), as defined under the NYSE listing standards and the Company’s director independence standards. The board has determined that all directors who served in 2013 and who are standing for election at the annual meeting are independent under both sets of standards, except Mr. Toomey, who is not independent because he is the Company’s Chief Executive Officer and President. Additional information about each of the directors standing for election is set forth under Proposal No. 1 in this proxy statement. In making these independence determinations, the board considered information submitted by the directors in response to directors’ questionnaires and information obtained from the Company’s internal records.

Director Responsibilities and Obligations

Our directors have specific responsibilities and obligations arising from their service on the board and the Committees of the board, as described in the table below:

   Responsibilities of the

Board of Directors:	In addition to each director’s basic duties of care and loyalty, the board has separate and specific obligations under our Statement on Corporate Governance. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, risk oversight, leadership and performance, without undermining management’s ability to successfully operate the business. In addition, the board and the board’s committees have the authority to retain outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.

Director Education:	All directors are expected to be knowledgeable about the Company and its industry and to understand their duties and responsibilities as directors. The Company recognizes the importance of continuing education for directors and is committed to supporting continuing director education in order to enhance board and committee performance. We conduct periodic continuing education for directors and, at a director’s request, we will arrange for the director’s participation in cost-effective continuing education programs offered by third parties that are relevant to the director’s role as a board and committee member. All of our independent directors are expected to participate in orientation programs upon the recommendation of our Governance Committee. In addition, orientation sessions are conducted by senior management to familiarize directors with the Company’s strategic plans, significant financial, accounting and risk management issues, our compliance programs, our Code of Business Conduct and Ethics, and our principal officers, internal and external auditors.

Director Evaluations:	The board, acting through the Governance Committee, annually evaluates the effectiveness of the board collectively and of board members individually, and the performance of each standing board committee. The Governance Committee determines the appropriate means for this evaluation.

   Directors’ Share

Ownership Guidelines:	Our Statement on Corporate Governance provides that each director is expected to develop a meaningful equity stake in our Company over time and that after the fifth anniversary of election to the board, each director is required to own shares of the Company’s common stock equivalent to not less than 5 times their respective annual cash retainer. Each of our directors is in compliance with our share ownership guidelines.

   Board Attendance at

Annual Meeting:	The board has adopted the following policy on director attendance at meetings: Absent extenuating circumstances, directors are expected to attend in person our annual meeting of stockholders, all regularly scheduled board and committee meetings and to participate telephonically in regularly scheduled board and committee meetings when they are unable to attend in person. All of our directors attended our 2013 annual meeting of stockholders.

Board Leadership Structure and Committees

The leadership structure of the board and information regarding the Audit, Compensation and Governance Committees is provided in the following table:

Board Leadership Structure:	We separate the roles of the Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the board meetings and presides over meetings of the board. The board believes that the Chief Executive Officer offers the Company-specific expertise and extensive industry knowledge that is necessary as we seek to strengthen the quality of our portfolio, grow our cash flow to support dividend growth, increase our balance sheet strength and flexibility and maintain a great place to work and live, while our Chairman of the Board is able at the same time to lead the board’s efforts in oversight of the Company and its management.

As stated in our Statement on Corporate Governance, the board will exercise its discretion in combining or separating the offices of Chairman of the Board and Chief Executive Officer. The determination will be based on the board’s judgment of the best interests of the Company from time to time. If the offices of Chairman of the Board and Chief Executive Officer are combined or if the Chairman does not qualify as an independent director, the board will designate a Lead Independent Director, who will chair the executive sessions of the board and have such other duties as the board deems appropriate. The name of the Lead Independent Director will be disclosed in our annual proxy statement. The board’s administration of its risk oversight function has not affected the board’s leadership structure.

   Independence of the Audit,

   Compensation and

Governance Committees:	The Audit, Compensation and Governance Committees consist entirely of independent directors, as defined in the NYSE listing standards and the Company’s director independence standards. Each member of the Audit Committee and the Compensation Committee also satisfies the additional independence requirements set forth in rules under the Securities Exchange Act of 1934 and the NYSE listing standards.

   Audit Committee

Financial Expert:	Each member of the Audit Committee is financially literate, and the board has determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of the SEC’s regulations.

   Executive Sessions of

Independent Directors:	Our independent directors hold regularly scheduled executive sessions at which our independent directors meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the board. The Chairman of the Board, or the Vice Chair in the Chairman’s absence, presides as chairman of these executive sessions. Both the Chairman of the Board and the Vice Chair are independent directors.

   Compensation Committee

   Interlocks and Insider

Participation:	The members of the Compensation Committee in fiscal 2013 were Katherine A. Cattanach, Eric J. Foss, Jon A. Grove (Chairman) and Lynne B. Sagalyn. None of the members of the Compensation Committee during fiscal 2013 or as of the date of this proxy statement is a former or current officer or employee of the Company or has any interlocking relationships as set forth in applicable SEC rules. In addition, during 2013 and through the date of this proxy statement, none of our executive officers has served as a member of the board or compensation committee of any other entity that has one or more executive officers serving as a member of our board or Compensation Committee.

Role of Compensation Committee and Compensation Consultants

Our Compensation Committee is responsible for developing and administering compensation programs for (1) our directors, (2) our executive officers, including base salaries and short-term and long-term incentive compensation plans, and (3) long-term incentive compensation plans for all of our associates. The members of the Compensation Committee meet each year in executive session, without the CEO present, to evaluate the performance of our CEO. Our CEO makes recommendations to, and consults with, the Compensation Committee with respect to the compensation for the executive officers who report directly to our CEO.

The Compensation Committee has the sole authority to retain and terminate any compensation consultants to be used to assist in establishing compensation for our senior executives and to approve such consultants’ fees and other retention terms. During 2013, the Compensation Committee determined that it was advisable to engage FPL Advisory Group, or FPL. The Compensation Committee terminated its engagement with its prior compensation consultant, Mercer Consulting.

FPL reports directly to the Compensation Committee and the Compensation Committee is free to replace FPL or to hire additional consultants from time to time. FPL and its affiliates did not provide any other services to the Company in 2013, and we do not anticipate that FPL or any of its affiliates will provide any other services to the Company in the foreseeable future. FPL does not have any conflict of interest with the Company, the members of the Compensation Committee or our executive officers. For more information regarding the Compensation Committee’s compensation consultants, see “Executive Compensation — Compensation Discussion and Analysis — Compensation Consultants.”

Board of Directors and Committee Meetings

The board held nine meetings during fiscal 2013, including four meetings that were held by teleconference. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board, and (2) the total number of meetings held by all committees of the board on which he or she served during fiscal 2013. The board has standing Audit, Compensation, Governance and Executive Committees to assist it in discharging its duties. Information regarding each committee is set forth below:

Committee	Members on 12/31/2013	Key Functions	Number of Meetings in 2013

Audit	Robert P. Freeman(1) Katherine A. Cattanach Mark J. Sandler(2)

• Assists the board in its general oversight of our accounting financial reporting process, audits of our financial statements, internal controls and internal audit functions

• Appointment, compensation and oversight of our independent auditors

• Represents and assists the board in its oversight of:

• the quality or integrity of our financial statements;

• our compliance with legal and regulatory requirements; and

• the performance of our internal audit department and independent auditors

• Discusses the adequacy and effectiveness of our internal controls over financial reporting

• Oversees our compliance with procedures and processes pertaining to corporate ethics and standards of business conduct

• Establishes procedures for the receipt, retention and treatment of complaints received concerning accounting, auditing, internal controls and financial reporting matters

• Oversees risk management policies and risk assessment

• Pre-approves all non-audit services to be provided to the Company by the independent auditors

			10

Compensation	Jon A. Grove(1) Katherine A. Cattanach Eric J. Foss Lynne B. Sagalyn

• Administers and approves general compensation policies applicable to our key executive officers

• Reviews and approves compensation for the board and its committees

• Reviews and ensures the appropriate administration of our compensation and benefit plans, programs and policies

• Determines and approves the compensation of our CEO

• Sets annual objectives for, and evaluates the performance of, our CEO, with input from the board

• Reviews and recommends to the board short- and long-term compensation for the principal officers of the Company who report directly to our CEO

• Approves all employment and severance agreements for senior vice presidents and above

• Develops and administers the contributions and awards, if any, under the 401(k) and profit sharing plans and management incentive programs and other management compensation, if any, including the stock purchase plan and the long-term incentive plan

• Appoint and provide oversight of independent compensation consultants

			7

Governance	James D. Klingbeil(1) Katherine A. Cattanach Eric J. Foss Robert P. Freeman Jon A. Grove Lynne B. Sagalyn Mark J. Sandler(2)	• Exercises general oversight of board governance matters • Reviews the size, role, composition and structure of our board and its committees • Reviews and evaluates the board and its members • Serves as the nominating committee for board members • Reviews and updates our Corporate Governance Policies • Considers, develops and makes recommendations to the board regarding matters related to corporate governance • Ensures that each committee conducts an annual assessment	4

Executive	James D. Klingbeil(1) Lynne B. Sagalyn Thomas W. Toomey	• Performs the duties and exercises the powers delegated to it by the board • Meets only when board action on a significant matter is required and it is impractical or not feasible to convene a full meeting of the board	0

(1)	Committee Chair.
(2)	Mr. Sandler’s term as a director expires at the annual meeting. Mr. Sandler served on the Audit Committee and the Governance Committee during 2013.
(3)	Mark R. Patterson was appointed to the Board of Directors effective January 1, 2014, and he serves on the Audit Committee and the Governance Committee. Robert A. McNamara was appointed to the Board of Directors effective February 28, 2014, and he serves on the Audit Committee and the Governance Committee.

The Chairman of the Board is an ex-officio member of the Audit and Compensation Committees with the right to attend any Audit and Compensation Committee meeting, and has the right to vote on matters before the Audit and Compensation Committees in the case of a tie vote. In the event that the Chair of the Governance Committee is not also the Chairman of the Board, the Chairman of the Board will be an ex-officio member of the Governance Committee with the right to attend any Governance Committee meeting, and shall have voting rights in the case of a tie vote.

The Role of the Board in Risk Oversight

The board has oversight responsibility with respect to risk management and is not responsible for day-to-day management of risk which is the responsibility of senior management. The board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, strategic and reputational risks. The Audit Committee, established in accordance with the applicable provisions of the Securities Exchange Act of 1934, assists the board in fulfilling its oversight responsibility by performing the following:

•

reviewing with management the Company’s major financial exposures, including risk exposure to floating rate debt and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment process and risk management policies;

•	reviewing and discussing with management, the internal auditors and the independent auditors, the Company’s policies with respect to risk assessment and risk management; and

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

As set forth in the charter of the Audit Committee, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies. No member of our Audit Committee serves on the audit committee of more than two other public companies.

Communicating with the Board

Our board provides a process for stockholders and all other interested parties to send communications to the board. Any stockholder and all other interested parties who wish to communicate with the board or any specific director, including independent directors, the Chairman, or committee members, may write to:

UDR, INC. Attn: Board of Directors 1745 Shea Center Drive, Suite 200 Highlands Ranch, Colorado 80129-1540

Depending on the subject matter of the communication, management will:

•	forward the communication to the director or directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman);

•

attempt to handle the inquiry directly where the communication does not appear to require direct attention by the board, or an individual member of the board, e.g., the communication is a request for information about the Company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholders and all other interested parties may submit concerns regarding accounting matters via the Company’s third-party anonymous reporting system at www.mysafeworkplace.com or by calling 1-800-461-9330. Instructions for making a report are published in the Corporate Governance subsection of the Investor Relations section of the Company’s website at www.udr.com.

COMPENSATION OF DIRECTORS

The following table provides information concerning the compensation of our directors for fiscal 2013.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)(2)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)(3)	Total ($) (h)

Katherine A. Cattanach	$72,500	$90,000	-0-	-0-	-0-	$3,481	$165,981
Eric J. Foss	65,000	90,000	-0-	-0-	-0-	3,481	158,481
Robert P. Freeman	72,500	90,000	-0-	-0-	-0-	3,481	165,981
Jon A. Grove	65,000	90,000	-0-	-0-	-0-	3,481	158,481
James D. Klingbeil	100,000	180,000	-0-	-0-	-0-	6,961	286,961
Lynne B. Sagalyn	65,000	90,000	-0-	-0-	-0-	3,481	158,481
Mark J. Sandler(4)	65,000	90,000	-0-	-0-	-0-	3,481	158,481
Thomas W. Toomey(5)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	The dollar amount reflected in the “Stock Awards” column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of a grant of 3,763 shares (7,525 shares for a non-employee Chairman of the Board) of restricted common stock (priced at $23.92 per share, which was the closing sales price of our common stock on January 2, 2013, the date of grant), which vested on the anniversary date of the grant, as discussed below under “Director Compensation Table Discussion.”

(2)	The following table sets forth the restricted stock awards and non-qualified stock option awards outstanding as of December 31, 2013 for each of our non-employee directors. Mr. Toomey’s holdings are set forth under the heading “Executive Compensation” in this proxy statement. The restrictions relating to these awards are described in more detail below under the heading “Director Compensation Table Discussion — 2013 Director Compensation Program.”

Director	Restricted Stock Awards Outstanding*	Non-Qualified Stock Option Awards Outstanding

Katherine A. Cattanach	3,763	-0-
Eric J. Foss	3,763	-0-
Robert P. Freeman	3,763	-0-
Jon A. Grove	3,763	-0-
James D. Klingbeil	7,525	-0-
Lynne B. Sagalyn	3,763	-0-
Mark J. Sandler	3,763	-0-

*	Restricted stock awards that were granted on January 2, 2014 pursuant to our 2014 independent director compensation program are not included in this table but are discussed below under “Director Compensation Table Discussion — 2014 Director Compensation Program.”

(3)	The dollar amount in this column includes dividends on all outstanding stock awards.

(4)	Mr. Sandler’s term as a director expires at the annual meeting.

(5)	Mr. Toomey is our Chief Executive Officer and President. Because he is an employee of the Company, he receives no additional compensation for service as a director of the Company. His total compensation for 2013 is set forth below under the heading “Executive Compensation.”

Director Compensation Table Discussion

Our compensation program for independent directors is designed to attract and retain highly qualified board members who can work with senior management to establish key strategic goals in support of long-term stockholder value creation. The program consists of a combination of cash retainers for board and committee service and service-based restricted stock. Total compensation associated with cash retainers and restricted stock was targeted at the median level of a diversified group of public REITs. Annual retainers for board and committee service were set at competitive levels in recognition of the time commitments and responsibility levels associated with serving on public company boards within the current environment.

We review our independent director compensation annually to ensure that we are competitive and to allow us to recruit and retain qualified candidates to serve as directors of the Company.

2013 Director Compensation Program

Retainer.  For 2013, each non-employee director received an annual retainer fee of $65,000 ($100,000 for the non-employee Chairman of the Board). The chairpersons of each of the Audit and Compensation Committees received an annual retainer fee of $7,500. These fees were paid in January 2013.

Stock Grant.  On January 2, 2013, each non-employee director also received a grant of $90,000 in value of shares of restricted stock ($180,000 for the non-employee Chairman of the Board) priced at $23.92 per share, which was the closing sales price of our common stock for January 2, 2013, the date of grant. The 3,763 shares of restricted stock (7,525 shares for the non-employee Chairman of the Board) vest on the anniversary of the date of grant. The non-employee directors receiving restricted stock are entitled to receive dividends during the vesting period; however, any unvested shares at the end of the one-year vesting period will be returned to us and cancelled.

Directors who are also employees of the Company receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with attending a board meeting or committee meeting in accordance with our Director Expense Reimbursement Policy.

2014 Director Compensation Program

Retainer.  For 2014, each non-employee director received an annual retainer fee of $65,000 ($100,000 for a non-employee Chairman of the Board). The chairpersons of each of the Audit and Compensation Committees received an annual retainer fee of $7,500. These fees were paid in January 2014.

Stock Grant.  On January 2, 2014, each non-employee director also received a grant of $120,000 in value of shares of restricted stock ($210,000 for the non-employee Chairman of the Board) priced at $23.27 per share, which was the closing sales price of our common stock for January 2, 2014, the date of grant. The 5,157 shares of restricted stock (9,024 shares for the non-employee Chairman of the Board) vest on the anniversary of the date of grant. The non-employee directors receiving restricted stock are entitled to receive dividends during the vesting period; however, any unvested shares at the end of the one-year vesting period will be returned to us and cancelled.

Upon his appointment to the Board effective in 2014, Mr. Patterson received the above-referenced compensation under the 2014 Director Compensation Program. Mr. McNamara was appointed to the Board on February 28, 2014 and received a pro rata portion of the compensation under the 2014 Director Compensation Program.

Directors who are also employees of the Company receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with attending a board meeting or committee meeting in accordance with our Director Expense Reimbursement Policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) the named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of March 24, 2014.

	Amount and Nature of Beneficial Ownership
			Shares for Which Beneficial Ownership can be Acquired Within 60 Days(2)	Shares for Which Beneficial Ownership can be Acquired upon Redemption of Partnership Interests(3)

	Shares Beneficially Owned(1)					Total Beneficial Ownership
Name of Beneficial Owner						Number of Shares(2)(4)	Percent of Class(4)(5)

Thomas W. Toomey	1,203,940	(6)	1,868,423	—		3,072,363	1.21%
James D. Klingbeil	156,420	(6)(7)	—	2,237,282	(6)(7)	2,393,702	*
Warren L. Troupe	582,426		530,825	—		1,113,251	*
Jon A. Grove	485,082		—	—		485,082	*
Jerry A. Davis	193,221	(10)	14,639	—		207,860	*
Harry G. Alcock	131,151		—	—		131,151	*
Mark J. Sandler	109,801	(8)	—	—		109,801	*
Lynne B. Sagalyn	89,364	(9)	—	—		89,364	*
Robert P. Freeman	87,266	(6)(11)	—	—		87,266	*
Thomas M. Herzog	69,316		—	—		69,316	*
Eric J. Foss	47,490		—	—		47,490	*
Katherine A. Cattanach	44,925		—	—		44,925	*
Mark R. Patterson	5,157		—	—		5,157	*
Robert A. McNamara	3,825		—	—		3,825	*
All directors and executive officers as a group (16 persons)	3,252,358		2,413,887	2,237,282		7,903,527	3.09%
Cohen & Steers, Inc.(12)	36,551,649		—	—		36,551,649	14.54%
The Vanguard Group(13)	31,456,188		—	—		31,456,188	12.51%
Vanguard Specialized Funds(14)	16,952,378		—	—		16,952,378	6.74%
BlackRock, Inc.(15)	24,414,150		—	—		24,414,150	9.71%
CBRE Clarion Securities, LLC(16)	19,000,169		—	—		19,000,169	7.56%
Invesco Ltd.(17)	14,882,174		—	—		14,882,174	5.92%
*	Represents beneficial ownership of less than 1%, based on 251,439,127 shares of common stock outstanding as of March 24, 2014. On March 24, 2014, there were 2,803,812 shares of our Series E preferred stock and 2,464,183 shares of our Series F preferred stock outstanding.

(1)	In addition to the shares of common stock beneficially owned, Mr. Klingbeil is deemed to beneficially own indirectly 2,237,282 shares of our Series F preferred stock held by certain trusts, limited partnerships, limited liability companies and other entities, or 90.70% of our outstanding Series F preferred stock.

(2)	Assumes exercise in full of all options exercisable within 60 days of March 24, 2014, by our directors and executive officers.

(3)	Includes the number of shares of common stock into which partnership units (“OP Units”) of United Dominion Realty, L.P., a Delaware limited partnership (“UDR LP”), beneficially owned by the person are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption. The holder of the OP Units has the right to require UDR LP to redeem all or a portion of the OP Units held by the holder in exchange for a cash payment based on the market value of our common stock at the time of redemption. However, UDR LP’s obligation to pay the cash amount is subject to the prior right of the Company to acquire such OP Units in exchange for either the cash amount or shares of our common stock.

(4)	Such beneficial ownership calculations assume that all OP Units beneficially owned by the person indicated and outstanding as of March 24, 2014, are redeemed in exchange for shares of common stock (notwithstanding any holding period requirements or exchange rights). See Notes (3) and (7).

(5)	Based on 251,439,127 shares of common stock outstanding at the close of business on March 24, 2014. Shares issuable pursuant to options which are exercisable within 60 days of March 24, 2014, or upon redemption of the OP Units, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.

(6)	Includes 178,324 shares of common stock subject to a pledge by Mr. Toomey, 17,663 shares of common stock and 575,000 OP Units subject to a pledge by Mr. Klingbeil and 52,529 account with other securities that will be pledged to support a line of credit shares of common stock subject to a pledge by Mr. Freeman.

(7)	Mr. Klingbeil is deemed to indirectly beneficially own 2,221,214 shares of common stock into which OP Units directly owned by certain trusts, limited partnerships, limited liability companies and other entities are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption. Includes 575,000 OP Units and 17,663 shares of common stock pledged as security for a line of credit.

(8)	Includes 5,000 shares of common stock indirectly held in a trust for Mr. Sandler’s children. Mr. Sandler’s term as a director expires at the annual meeting.

(9)	Includes 1,296 shares of common stock held by Dr. Sagalyn’s husband and 540 shares of common stock owned in a trust for Dr. Sagalyn’s daughter, which shares Dr. Sagalyn may be deemed the beneficial owner of as a result of her shared power to vote and dispose of such shares. Dr. Sagalyn disclaims any beneficial ownership interest in such shares.

(10)	Includes 1,358 shares of common stock indirectly held for or by Mr. Davis’s children.

(11)	Includes 52,529 shares of common stock pledged in a margin account.

(12)

Beneficial ownership is as of December 31, 2013, as reflected in a statement on Schedule 13G filed by Cohen & Steers, Inc. (“C&S”) with the SEC on February 14, 2014. According to such Schedule 13G, C&S, a parent holding company, reported that it has sole voting power with respect to 21,493,649 shares of common stock and sole dispositive power with respect to 36,551,649 shares of common stock. Cohen & Steers Capital Management, Inc. (“CSCA”), a wholly-owned subsidiary of C&S and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has sole voting power with respect to 21,243,942 shares and sole dispositive power with respect to 36,097,156 shares. Cohen & Steers UK Limited reported that it has sole voting power with respect to 249,707 shares and sole dispositive power with respect to 454,493 shares. The address for each of C&S and CSCA is 280 Park Avenue, 10th Floor, New York, New York 10017. The address for Cohen & Steers UK Limited is 21 Sackville Street, 4th Floor, London, United Kingdom W1S 3DN.

(13)	Beneficial ownership is as of December 31, 2013, as reflected in a statement on Schedule 13G filed by The Vanguard Group Inc. (“Vanguard”) with the SEC on February 13, 2014. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has the sole power to dispose of 31,031,236 shares owned and the sole power to vote or direct the voting of 538,837 shares owned. Vanguard has shared power to dispose of 424,952 shares of common stock owned, and the shared power to vote or direct the voting of 164,275 shares owned. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 139,852 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 684,085 shares as a result of serving as investment manager or Australian investment offerings.

(14)	Beneficial ownership is as of December 31, 2013, as reflected in the statement on Schedule 13G filed by Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard Specialized”) with the SEC on February 4, 2014. Vanguard Specialized has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355. Vanguard Specialized has the sole power to vote or direct the voting of 16,952,378 shares of common stock owned.

(15)

Beneficial ownership is as of December 31, 2013, as reflected in a statement on Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 31, 2014. BlackRock has its principal business office at 40 East 52nd Street, New York, New York 10022. Blackrock has the sole power to dispose of 24,414,150 shares of common stock owned and the sole power to vote or direct the voting of 23,189,459 shares owned.

(16)	Beneficial ownership is as of December 31, 2013, as reflected in a statement on Schedule 13G filed by CBRE Clarion Securities, LLC (“CBRE”) with the SEC on February 14, 2014. CBRE has its principal business office at 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087. CBRE has the sole power to dispose of 19,000,169 shares of common stock owned, the sole power to vote or direct the voting of 9,179,334 shares owned.

(17)	Beneficial ownership is as of December 31, 2013, as reflected in a statement on Schedule 13G filed by Invesco Ltd. (“Invesco”) with the SEC on February 5, 2014. Invesco has its principal business office at 1555 Peachtree Street NE, Atlanta, Georgia 30309. Invesco has the sole power to dispose of 14,817,317 shares owned and the sole power to vote or direct the voting of 7,839,921 shares owned. Invesco has shared power to dispose of 64,857 shares of common stock owned, and the shared power to vote or direct the voting of 76,726 shares owned.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the Company’s compensation program and decision-making process for our 2013 named executive officers:

•	Thomas W. Toomey, Chief Executive Officer and President

•	Warren L. Troupe, Senior Executive Vice President

•	Thomas M. Herzog, Senior Vice President and Chief Financial Officer

•	Jerry A. Davis, Chief Operating Officer

•	Harry G. Alcock, Senior Vice President — Asset Management

Executive Summary

Our executive compensation program has four principal goals:

•	attract, retain and motivate effective executive officers;

•	align the interests of our executive officers with the interests of the Company and our stockholders;

•	incentivize our executive officers based on clearly defined performance goals and measures of successful achievement; and

•	closely align market competitive compensation with our short-term and long-term performance.

Our stockholders have consistently supported our executive compensation program. At our 2013 Annual Meeting of Stockholders, over 96% of the votes cast were voted in favor of our resolution seeking advisory approval of our executive compensation. Over the last three years, stockholder support for our advisory vote on executive compensation has averaged 92%. While we have consistently had strong stockholder support for our executive compensation program, we do continue to engage in a dialogue with stockholders on executive compensation issues. We will continue to consider the outcome of future advisory votes on executive compensation when establishing the Company’s compensation programs and policies and making compensation decisions regarding our named executive officers.

Our Compensation Committee determines the form and amount of compensation, as well as the overall structure of our executive compensation program. The compensation of our “named executive officers,” who are identified above, is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. The composition of our named executive officers’ compensation is determined based on the consideration of a number of factors described in more detail below, including a periodic review of relevant comparative market information.

Under our executive compensation program, as an executive officer’s level of responsibility increases with his or her relative ability to impact the long-term performance of the Company as a whole, a greater portion of that executive officer’s compensation is based on performance-based incentive compensation, and less is based on base salary, thereby creating the potential for greater variability in the executive officer’s compensation level from year to year. The mix, level and structure of the components of compensation generally reflect the executive officer’s role and relative impact on business results as well as competitive market practices.

Our 2013 performance, including our 2013 performance relative to our peers, along with the individual performance of our named executive officers, including their contributions toward the achievements outlined below, served as key factors in determining compensation for 2013. Consistent with our variable pay-for-performance philosophy, the compensation mix for our CEO and the other named executive officers in 2013 placed a greater emphasis on performance-based incentive compensation, as demonstrated in the graphics below showing the breakdown of our CEO’s Total Direct Compensation for 2013 and our named executive officers’ Total Direct Compensation for 2013. For this purpose, the term “Total Direct Compensation” refers to total cash compensation (including salary and short-term incentive compensation) and the annualized value of target long-term incentive compensation.

2013 Highlights

The Company experienced strong operating performance in 2013 as seen below:

1.	In July 2013, the Company marked its 41st year as a REIT and paid its 164th consecutive quarterly dividend in October. Increased annual dividend by 7% to $0.94 a share.

2.	Met or exceeded all 2013 objectives that were set forth in the Company’s initial 3-Year Strategic Plan presented in February 2013.

a.	The 3-Year Plan provided investors and analysts a roadmap as to how the Company will execute its strategic priorities: investing in accretive growth projects, strong operations, healthy cash flow, dividend and NAV growth and maintaining a solid balance sheet.

3.	Same-store revenue growth 3rd best of the multifamily peers in 2013.

a.	Same-store revenue growth: 4.9%, exceeded the apartment peer average by 49bps.

b.	Outperformed original 2013 guidance on all same-store metrics.

4.	Same-store net operating income growth 4th best of the multifamily peers in 2013.

a.	Same-store net operating income (“NOI”) growth: 6.0%.

b.	Exceeded the apartment peer average by 79bps.

5.	2013 FFO, FFO as Adjusted and AFFO all exceeded guidance.

6.	Delivered $400 million of accretive projects from the Company’s $1.2 billion development pipeline.

a.	Delivered 1,723 development homes in targeted core markets.

b.	Upon stabilization, the pipeline, in total, is expected to produce $610 million of incremental Net Asset Value.

7.	Expanded the Company’s relationship with MetLife

a.	Formed a 50% / 50% partnership in our Vitruvian Park master plan development project; consists of three operating communities and 28 acres of developable land in Addison, Texas.

b.	Expanded the UDR/MetLife II joint venture by increasing our ownership interests in two A-quality, high-rise communities located in Denver and San Diego in exchange for our ownership interests in four non-core UDR / MetLife JV I joint venture communities.

c.	Formed a 51% / 49% joint venture with MetLife to develop a $318 million, 447-home high-rise located in the Rincon Hill neighborhood of San Francisco.

8.	Primary balance sheet metrics are better than or in line with the Company’s initial 3-Year Strategic Plan.

METRIC	YE 2013 INITIAL FORECAST	YE 2013 ACTUAL
Debt-to-assets	38% to 40%	39%
Net debt-to-EBITDA	6.8x to 7.2x	7.0x
Fixed Charge Coverage	2.8x to 3.0x	3.1x

9.	Sold $132 million of non-core assets in three communities / 1,154 apartment homes at an aggregate gain of $50.2 million.

a.	Exited Sacramento, California.

10.	Entered into a participating debt financing arrangement with a third party to develop a $108 million, 218-home, mid-rise luxury community located in the Cherry Creek neighborhood of Metro Denver.

Our Compensation Best Practices

Our compensation policies and programs are built upon a strong foundation of corporate governance and compensation best practices, including:

WE DO:		WE DO NOT:

✓	Provide a significant portion of our named executive officers’ total compensation in the form of awards tied to our long-term strategy and our performance relative to key business and personal objectives and performance versus our peers.	X	Permit any Company personnel, including our named executive officers, to engage in any short-term, speculative securities transactions, engage in short sales, buying or selling put or call options, trading in options (other than those granted by the Company) and engaging in hedging transactions.

✓	Require compliance with our Executive Stock Ownership Guidelines, which require that our executive officers own a specified number of shares of the Company’s common stock.	X	Permit purchasing securities on margin or pledging securities as collateral without prior approval.

✓	Have a Policy on Recoupment of Performance-Based Incentives, which applies to our executive officers, including our named executive officers, and their performance-based incentive compensation.	X	Provide tax gross-ups for our named executive officers.

✓	Have a Compensation Committee comprised entirely of independent directors and the Compensation Committee has retained its own independent compensation advisor.	X	Have any employment agreements with our named executive officers.

✓	Have a Compensation Committee that reviews external market considerations, as well as internal considerations and the long-term interests of our stockholders, when making compensation decisions.	X	Grant only time-vested restricted stock or options to our named executive officers, other than in limited circumstances such as the appointment of a new executive officer.

✓	Have the ongoing consideration and oversight by the Compensation Committee with respect to any potential risks associated with our incentive compensation programs.	X	Time the grants of stock options, restricted stock and other equity awards to coordinate with the release of material non-public information, or time the release of material non-public information for the purpose of affecting the value of any named executive officer compensation.

Compensation Design and Philosophy

Our compensation philosophy is to attract and retain executive talent and to align the interests of our named executive officers with the interests of our stockholders by providing market competitive compensation that is closely tied to short-term and long-term performance goals set by the Compensation Committee. The compensation of our named executive officers is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. The Compensation Committee considers a variety of factors, including an executive officer’s role and responsibilities and the levels of compensation necessary to remain competitive, when determining the target amount of compensation for each of the named executive officers.

Consistent with this philosophy, our compensation programs are designed to further our strategic plan and our goal of increasing stockholder value by providing equitable economic motivation to our executive officers and other key employees. The compensation of each of our executive officers is influenced significantly by the executive officer’s individual performance as well as the Company’s overall performance, taking into account competitive pay practices. More specifically, our compensation program seeks to:

•	be grounded in the mission of our business and reflect key strategic imperatives and talent needs,

•	become a strategic advantage rather than simply a means for staying competitive,

•	provide appropriate incentives for the executive officers while aligning their interests with those of our stockholders,

•	provide market competitive compensation in order to attract, retain and reward experienced and highly-motivated executives who can contribute to our long-term growth and profitability,

•	focus executive officers on current and long-term business objectives and critical issues,

•	mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value, and

•	remain consistent with our operating style, shared values, compensation history and overall culture.

The Compensation Committee

Our Compensation Committee is composed of independent directors and is responsible for developing and administering compensation programs for (1) our directors, (2) executive officers, including base salaries and short-term and long-term incentive compensation plans, and (3) long-term incentive compensation plans for all of our associates. The members of the Compensation Committee meet each year in executive session, without the CEO present, to evaluate the performance of our CEO. Our CEO makes recommendations to, and consults with, the Compensation Committee with respect to the compensation for the executive officers who report directly to our CEO. The Compensation Committee, in consultation with our CEO, sets the base salaries for the year for these executive officers and approves salary ranges for other executive officers.

Compensation Consultants

The Compensation Committee has the sole authority to retain and terminate any compensation consultants to be used to assist in establishing compensation for our senior executives and to approve such consultants’ fees and other retention terms. The Compensation Committee initially engaged Mercer to assess the total compensation competitiveness of our executive officers for 2013 by conducting a market pay analysis to develop market values from peer group pay data and published surveys. During 2013, the Compensation Committee determined that it was advisable to engage a different compensation consultant, and after considering several alternatives, the Compensation Committee selected FPL Advisory Group, or FPL. The Compensation Committee also terminated its engagement of Mercer.

FPL reports directly to the Compensation Committee and the Compensation Committee is free to replace FPL or to hire additional consultants from time to time. Mercer and its affiliates did not provide any other services to UDR in 2013. FPL and its affiliates did not provide any other services to the Company in 2013, and we do not anticipate that FPL or any of its affiliates will provide any other services to the Company in the foreseeable future. Mercer did not have any conflict of interest with the Company, the members of the Compensation Committee or our executive officers, and FPL does not have any conflict of interest with the Company, the members of the Compensation Committee or our executive officers.

As part of their engagement, the compensation consultants provided the Compensation Committee and our CEO with, among other things, analyses regarding market pay, which the Compensation Committee considered as part of its analysis of the compensation of our named executive officers. In addition, the compensation consultants reviewed the competitiveness of the pay levels of our named executive officers and certain other officers against pay levels for the diversified public REIT peer group, discussed below.

Consideration of Market Data

Consistent with the Company’s goal to provide compensation that remains competitive, the Compensation Committee considers the executive compensation practices of companies in a peer group selected by the Company in consultation with the compensation consultants as one of several factors used in setting compensation. The Compensation Committee does not target a specific percentile range within the peer group when determining a named executive officer’s compensation. Instead, the Compensation Committee uses the market data provided by the peer group as one of several reference points useful for determining the form and amount of compensation.

The Compensation Committee reviews the peer group annually. The companies comprising the peer group must be publicly traded REITs based in the United States and of a size and equity market capitalization that are comparable to UDR.

For 2013, the peer group, which we refer to herein as either the “diversified public REIT peer group” or the “peer group,” included the companies listed in the table below. The companies listed below consist of six apartment REITs and eleven comparably-sized REITs in other property sectors, recognizing that UDR competes with all REITs for executive talent and capital.

Peer Group Company(1)	NYSE Symbol	Equity Market Capitalization (December 31, 2013)(2)	2013 Fiscal Year End Total Assets	NAREIT Property Sector
		(In millions)	(In millions)

Alexandria Real Estate Equities Inc.	ARE	$4,528	$7,530	Office
Apartment Investment and Management Company	AIV	$3,766	$6,079	Apartments
AvalonBay Communities Inc.	AVB	$15,301	$15,328	Apartments
BRE Properties Inc.	BRE	$4,224	$3,609	Apartments
Camden Property Trust	CPT	$5,105	$5,632	Apartments
CBL & Associates Properties	CBL	$3,054	$6,786	Retail
Digital Realty Trust	DLR	$6,309	$9,686	Data Center
Duke Realty Corp.	DRE	$4,889	$7,753	Office
Equity Residential	EQR	$18,698	$22,835	Apartments
Essex Property Trust	ESS	$5,370	$5,187	Apartments
Federal Realty	FRT	$6,596	$4,219	Retail
Host Hotels & Resort	HST	$14,702	$12,814	Lodging
Kimco Realty Corp.	KIM	$8,092	$9,664	Retail
The Macerich Company	MAC	$8,276	$9,075	Retail
Regency Centers Corporation	REG	$4,275	$3,914	Retail
SL Green Realty	SLG	$8,775	$14,959	Office
Taubman Centers	TCO	$4,033	$3,506	Retail

Peer Average		7,411	8,740
Peer Median		5,370	7,530
UDR Rank (out of 18)		9	10

(1)	On a relative basis, UDR’s equity market capitalization (December 31, 2013) was $5,855 million and 2013 fiscal year end total assets were $6,808 million.
(2)	Equity Market Capitalization based on closing price and total shares outstanding as of December 31, 2013.

Components of Compensation

The mix, level and structure of the components of our named executive officers’ compensation generally reflect real estate industry practices, as well as the executive’s role and relative impact on business results consistent with our variable pay-for-performance philosophy. The mix of compensation elements for our named executive officers places relatively greater emphasis on at-risk incentive compensation, as compared with the median mix of compensation elements for the companies in our peer group. As an executive officer’s level of responsibility increases consistent with his or her relative ability to impact the long-term performance of the Company as a whole, a greater portion of the named executive officer’s compensation is based on performance-based incentive compensation and less on base salary, thereby creating the potential for greater variability in the individual’s compensation level from year to year.

In 2013, the Compensation Committee determined that equity awards, comprised of restricted stock and/or stock options, with the amount of the awards determined by performance measured based on the achievement of two pre-determined targets over a one-year performance cycle, were the most appropriate means for providing long-term incentives for the named executive officers that drive the desired sustained, long-term performance results while aligning the interests of our named executive officers with the interests of the Company and our stockholders.

The key components of our named executive officers’ compensation, base salary, short-term incentive compensation, and long-term incentive compensation, are described in more detail in the following table.

Compensation Component	Objectives Associated with the Compensation Component		Key Features of the Compensation Component
Base Salary	•	Designed to reward individual effort associated with job-related duties and to attract and retain talented executive officers for our Company.	•	Paid in cash.
			•	The Compensation Committee annually reviews and determines the base salary of our named executive officers in consultation with our CEO.
Short-Term Incentive Compensation	•	Designed to encourage outstanding individual and Company performance by motivating the named executive officers to achieve short-term Company and individual goals by rewarding performance measured against key annual strategic objectives and, for the CEO, using the independent directors’ evaluation of his performance towards achieving short-term goals.	•	Depending on the particular executive officer, short-term incentive compensation may be in the form of cash, restricted stock and/or stock options.
			•	The threshold, target and maximum dollar amounts for short-term incentive compensation are generally established in February each year, with the value of the award paid in February of the following year based upon an evaluation of

Compensation Component	Objectives Associated with the Compensation Component		Key Features of the Compensation Component

achievement of goals established at the time the targets are set as part of approval of the Annual Business Plan and Three-Year Strategic Plan.
Long-Term Incentive Compensation	•	Our LTI compensation is designed to foster significant ownership of our common stock by our management, to align the interests of our management with the creation of stockholder value and to motivate our management to achieve long-term growth and success of our Company.	•	Our LTI compensation consists of awards of restricted stock and/or stock options, which vest only if the Company meets pre-determined performance targets over a specific performance period established by the Compensation Committee.
			•	The threshold, target and maximum dollar values for long-term incentive compensation are generally established in February of each year and awarded in the form of restricted stock and/or stock options, with the actual dollar value awarded determined in February of the following year based upon actual achievement of the goals established at the time the threshold, target and maximum dollar values are set as part of approval of the Annual Business Plan and Three-Year Strategic Plan. Each award will vest pro rata over three years, commencing with the establishment of the award and continuing for two years following determination of the amount of the award at the end of the annual performance period.

Base Salary.  In setting base salaries for named executive officers, the Compensation Committee considers the individual executive officer’s qualifications, experience level, performance against specific goals and the competitive market for qualified executives. In some cases, base salary for our named executive officers may vary from comparative levels of compensation for other executive officers, principally because of our greater emphasis on at-risk incentive compensation for our more senior executive officers, the current recruiting or retention markets for a particular position, or the tenure of a particular officer in his or her position.

Short-Term Incentive Compensation.  Short-term incentive compensation awards are based on pre-determined weighting between Company performance and individual performance. Company performance is weighted equal to or more heavily than individual performance based on the extent to which a particular named executive officer has responsibility for, and influence over, the overall performance of the Company, as the Compensation Committee seeks to provide a strong incentive for these named executive officers to maximize the Company’s performance.

The annual performance metrics utilized for determining short-term incentive compensation are determined by the Compensation Committee in consultation with our CEO. The performance metrics that we utilize are as follows:

•

Funds From Operations (“FFO”), as reported – The Company defines FFO, as reported, as net income (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002.

•

FFO, as adjusted – The Company defines FFO, as adjusted, as FFO as reported, excluding the impact of acquisition-related costs and other non-recurring items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and taxable REIT subsidiary property, deferred tax valuation allowance increases and decreases, storm-related expenses, severance costs and legal costs.

•	Adjusted FFO (“AFFO”) – The Company defines AFFO as FFO, as adjusted, less recurring capital expenditures.

•

Same Store Net Operating Income (“SSNOI”) – The Company defines Net Operating Income as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental Expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from Net Operating Income is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent. The Company defines Same Store as those communities stabilized as of a specific point in time. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

•

Net Financial Capabilities – The Company defines net financial capabilities as cash, liquid receivables, and available lines of credit, as compared to debt maturities over a specified three-year period.

Long-Term Incentive Compensation.  Long-term incentive compensation is comprised of awards of restricted shares of our common stock and/or stock options that are awarded if the Company meets specific performance targets. Long-term incentive compensation awards constitute the most significant component of our executive officers’ compensation, which closely aligns their long-term interests with the long-term interests of our stockholders, while mitigating potential risks related to our compensation programs.

Retirement Plans.  We have a Profit Sharing Plan (the “401(k) Plan”), which is a defined contribution plan covering all eligible full-time employees. Under the 401(k) Plan, the Company makes discretionary profit sharing and matching contributions to the plan as determined by the Compensation Committee. Details regarding matching contributions for our named executive officers are set forth below under the Summary Compensation Table. UDR does not have a pension plan, a SERP or any similar arrangements.

Perquisites and Other Benefits.  The primary perquisites that we offer to our named executive officers are Company-paid health insurance (including dental), life insurance, long-term disability insurance and accidental death and disability insurance. Our named executive officers participate in these benefit plans on the same terms as other employees. In addition to the group medical plans that we provide, we reimburse up to a maximum of $5,000 in expenses for annual physical exams for our named executive officers. To help us attract and retain qualified personnel, we also offer relocation benefits, but these benefits are individually negotiated when they occur.

We review our policies with respect to perquisites on a regular basis to consider whether the perquisites should be maintained and whether, or to what extent, it may be appropriate for us to discontinue particular perquisites or to require repayment of the cost of perquisites. During 2013, we did not change our policies with respect to perquisites that we offer to our CEO and other named executive officers.

The Compensation of Our Named Executive Officers for 2013

Base Salaries

The base salaries for 2013 for our named executive officers were determined based on the individual executive officer’s qualifications, experience level, performance against specific goals and the competitive market for qualified executives. The base salaries for 2013 were determined to be as follows:

Mr. Toomey	$750,000, unchanged from 2012

Mr. Troupe	$450,000, unchanged from 2012

Mr. Herzog	$330,000, representing the first year at UDR

Mr. Davis	$325,000, unchanged from 2012

Mr. Alcock	$325,000, unchanged from 2012

Short-Term Incentive Compensation

2013 Results.  The Company’s 2013 performance, as measured by the performance metrics utilized for determining short-term incentive compensation for the named executive officers, was as follows:

Performance Measure	2013 Result
FFO per share	$1.41*
FFO attributable to $1.54 billion in 2011 acquisitions	$84.6 million
Development/Redevelopment Communities FFO	$40.9 million
SSNOI percentile by market (compared to a peer group of apartment REITs on a market-by-market basis)	90%
Net financial capabilities (coverage of 2013-2015 debt maturities)	-$157 million

*	FFO of $1.41 excludes $.03 related to Hurricane Sandy recoveries during 2013.

Short-Term Incentive Compensation of CEO (Mr. Toomey).  The Compensation Committee established the range for Mr. Toomey’s 2013 short-term incentive compensation as a minimum of $735,000, a target of $1,500,000 and a maximum of $2,250,000, with 50% based on the Company’s performance as measured by the four annual performance metrics that were weighted as described below, and the remaining 50% based on his individual performance against the Board of Director approved Key Performance Objectives. The Compensation Committee determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the CEO position, and these amounts provide a market competitive level of compensation for the CEO. The Compensation Committee also made a subjective determination that these amounts were appropriate to motivate Mr. Toomey to achieve short-term Company and individual goals and to help ensure Mr. Toomey’s continued service with the Company.

The annual performance metrics that were used for determining the 2013 short-term incentive compensation for Mr. Toomey were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
FFO per share	50%	$1.32	$1.39	$1.46
SSNOI percentile by market (compared to a peer group of apartment REITs on a market-by-market basis)	20%	50%	67%	83%
Development/Redevelopment Communities FFO	15%	$37.3	$39.3 million	$41.2 million
FFO attributable to $1.54 billion in 2011 acquisitions	15%	$79.3 million	$83.5 million	$87.7 million

Mr. Toomey’s individual goals for 2013 were as follows: (1) refining, enhancing and executing the 3-year business plan and strategic vision, (2) communications and responding to a changing market, (3) resolving key strategic issues and (4) team management. In evaluating Mr. Toomey’s 2013 compensation, the Compensation Committee considered Mr. Toomey’s accomplishment of these goals.

In February 2014, the Compensation Committee awarded Mr. Toomey short-term incentive compensation in the amount of $1,920,000 for fiscal 2013, based on the Company’s performance against the annual performance metrics and his individual performance. Of the total amount, $920,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Toomey’s individual performance.

Short-Term Incentive Compensation of Senior Executive Vice President (Mr. Troupe).  The Compensation Committee established the range for Mr. Troupe’s 2013 short-term incentive compensation as a minimum of $367,000, a target of $1,050,000 and a maximum of $1,580,000, with 70% based on the Company’s performance as measured by the two annual performance metrics that were weighted as described below, and the remaining 30% based on his individual performance. The Compensation Committee determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the Senior Executive Vice President position, and these amounts provide a market competitive level of compensation for the Senior Executive Vice President. The Compensation Committee, in consultation with our CEO, also made a subjective determination that these amounts were appropriate to motivate Mr. Troupe to achieve short-term Company and individual goals and to help ensure Mr. Troupe’s continued service with the Company.

The annual performance metrics that were used for determining the 2013 short-term incentive compensation for Mr. Troupe were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
FFO per share	70%	$1.32	$1.39	$1.46
Net financial capabilities (coverage of 2013-2015 debt maturities)	30%	-$302 million	-$242.0 million	-$182.0 million

Mr. Troupe’s individual goals for 2013 were as follows: (1) maintaining a flexible/strong balance sheet, (2) professional development, and (3) talent management.

In February 2014, the Compensation Committee awarded Mr. Troupe short-term incentive compensation in the total amount of $1,320,000 for fiscal 2013, based on the Company’s performance against the annual performance metrics, and his individual performance. Of the total amount, $920,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Troupe’s individual performance.

Short-Term Incentive Compensation of Chief Financial Officer (Mr. Herzog).  The Compensation Committee established a range for Mr. Herzog’s 2013 short-term incentive compensation as a minimum of $150,000, a target of $600,000 and a maximum of $900,000, with 50% based on the Company’s performance as measured by the three annual performance metrics that were weighted as described below, and the remaining 50% based on his individual performance. The Compensation Committee determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the CFO position, and these amounts provide a market competitive level of compensation for the CFO. The Compensation Committee also made a subjective determination that these amounts were appropriate to motivate Mr. Herzog to achieve short-term Company and individual goals and to help ensure Mr. Herzog’s service with the Company.

The annual performance metrics that were used for determining the 2013 short-term incentive compensation for Mr. Herzog were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
FFO per share	70%	$1.32	$1.39	$1.46
Development/Redevelopment Communities FFO	15%	$37.3	$39.3 million	$41.2 million
FFO attributable to $1.54 billion in 2011 acquisitions	15%	$79.3 million	$83.5 million	$87.7 million

Mr. Herzog’s individual goals for 2013 were as follows: (1) management of financial function, (2) creativity/value creation, (3) behavior, and (4) personal development.

In February 2014, the Compensation Committee awarded Mr. Herzog short-term incentive compensation in the total amount of $805,000 for fiscal 2013, based on the Company’s performance against the annual performance metrics, and his individual performance. Of the total amount, $355,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Herzog’s individual performance. The Compensation Committee also determined to award Mr. Herzog a discretionary supplemental bonus of $200,000 based upon his exceptional performance in 2013.

Short-Term Incentive Compensation of Chief Operating Officer (Mr. Davis).  The Compensation Committee established a range for Mr. Davis’s 2013 short-term incentive compensation as a minimum of $425,000, a target of $875,000 and a maximum of $1,325,000, with 70% based on the Company’s performance as measured by the four annual performance metrics that were weighted as described below, and 30% based on his individual performance. The Compensation Committee determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the Chief Operating Officer position, and these amounts provide a market competitive level of compensation for the Chief Operating Officer. The Compensation Committee, in consultation with our CEO, also made a subjective determination that these amounts were appropriate to motivate Mr. Davis to achieve short-term Company and individual goals and to help ensure Mr. Davis’s continued service with the Company.

The annual performance metrics that were used for determining the 2013 short-term incentive compensation for Mr. Davis were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
FFO per share	50%	$1.32	$1.39	$1.46
SSNOI percentile by market (compared to a peer group of apartment REITs on a market-by-market basis)	20%	50%	67%	83%
Development/Redevelopment Communities FFO	15%	$37.3 million	$39.3 million	$41.2 million
FFO attributable to $1.54 billion in 2011 acquisitions	15%	$79.3 million	$83.5 million	$87.7 million

The Compensation Committee, in consultation with our CEO, considered Mr. Davis’s individual performance in 2013 based on the accomplishment of his specific goals that included: (1) increasing cash flow to support dividend growth and (2) maintaining a great place to work and live.

In February 2014, the Compensation Committee awarded Mr. Davis short-term incentive compensation in the total amount of $1,100,000 for fiscal 2013, based on the Company’s performance against the annual performance metrics, and his individual performance. Of the total amount, $775,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Davis’ individual performance.

Short-Term Incentive Compensation of Senior Vice President – Asset Management (Mr. Alcock).  The Compensation Committee established a range for Mr. Alcock’s 2013 short-term incentive compensation as a minimum of $425,000, a target of $875,000 and a maximum of $1,325,000, with 70% based on the Company’s performance as measured by the three annual performance metrics that were weighted as described below, and 30% based on his individual performance. The Compensation Committee, in consultation with our CEO, determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the Senior Vice President – Asset Management position, and these amounts provide a market competitive level of compensation for the Senior Vice President – Asset Management. The Compensation Committee, in consultation with our CEO, also made a subjective determination that these amounts were appropriate to motivate Mr. Alcock to achieve short-term Company and individual goals and to help ensure Mr. Alcock’s continued service with the Company.

The annual performance metrics that were used for determining the 2013 short-term incentive compensation for Mr. Alcock were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
FFO per share	50%	$1.32	$1.39	$1.46
Development/Redevelopment Communities FFO	25%	$37.3	$39.3 million	$41.2 million
FFO attributable to $1.54 billion in 2011 acquisitions	25%	$79.3 million	$83.5 million	$87.7 million

The Compensation Committee, in consultation with our CEO, considered Mr. Alcock’s individual performance in 2013 based on the accomplishment of his specific goals that included: (1) strengthening the portfolio, (2) strengthening the quality of the portfolio, (3) talent management, and (4) professional development.

In February 2014, the Compensation Committee awarded Mr. Alcock short-term incentive compensation in the total amount of $1,075,000 for fiscal 2013, based on the Company’s performance against the annual performance metrics, and his individual performance. Of the total amount, $725,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Alcock’s individual performance

LTI Compensation

Long-Term Incentive Compensation.  Long-term incentive compensation, consisting of equity awards including restricted stock and/or stock options, constitute the most significant component of our executive officers’ compensation, which closely aligns their long-term interests with the long-term interests of our stockholders, while mitigating potential risks related to our compensation programs.

Consistent with its overall strategy, the Company has focused on high-barrier-to-entry markets with above-average job growth, low single-family home ownership affordability and limited new supply. In executing its strategy, the Company has focused on creating NAV and paying dividends, which has been done at a rate of 12.6% annually for 10 years. The Company’s past growth in the period 2010-2012 generally reflected the recovery from the economic recession, while the Company’s growth from 2012-2013 reflected continued fundamental strength in the Company’s property operations, offset by dilution from balance sheet improvement through activities taking place in 2011 and 2012, including approximately $1.8 billion of equity raised, portfolio repositioning of approximately $2.2 billion in acquisitions (including joint ventures), and approximately $1.2 billion of asset sales.

With the repositioning of the Company’s portfolio now complete, the Compensation Committee determined, in February 2013, that grants of performance-based awards consisting of restricted stock, with the amounts that vest based on performance measured by achievement of pre-determined targets over a one-year performance cycle were the best means for aligning the potential value to be paid to the Company’s management with the potential value that can now be created for stockholders over the performance cycle. These 2013 awards are based upon performance metrics which focus on stockholder value creation and operating performance that align with the Company’s key strategic priorities. The awards focus on the Company’s performance as measured by FFO (50%) and the Company’s TSR (50%) based on the Company’s TSR performance relative to eleven comparable apartment REITs. The FFO performance metric was selected and weighted at 50% for these awards to recognize the relative importance of FFO growth in driving overall stockholder value, while the TSR performance metric was selected and weighted at 50% in order to underscore the overall importance of the return to the Company’s stockholders, and to align the interests of management with the interests of stockholders. The threshold, target and maximum dollar values for the awards were established in February of 2013, and the actual amount that vests was determined in February 2014 based upon actual achievement of the above-referenced performance metrics. Dividends accrue on the shares of restricted stock and once the shares vest the dividends are automatically reinvested into additional shares of restricted stock. In the event that all or part of an award does not vest then the restricted shares and accrued dividends shall be cancelled. Each award vests pro rata over three years commencing with the establishment of the award and continuing for two years following determination of the amount of the award at the end of the annual performance period.

The metrics utilized for the 2013 awards are as follows:

Performance Metric	Weighting	Range	Metric	Payout	Actual Result
FFO Growth	50%	Below Target Target Above Target	Below $1.39 $1.39 $1.46	0% 100% 150%	$1.41*
Total Shareholder Return — Ranking	50%	Threshold Target Above Target Maximum	50th or 6/12 60th or 7/12 70th or 8/12 80th or 10/12	50% 100% 150% 200%	80th or 10/12

*	2013 Actual FFO was $1.44, but was reduced by $.03 to exclude the 2013 Hurricane Sandy recoveries.

The 2013 awards were granted to Messrs. Toomey, Troupe, Davis and Alcock, as well as to Mr. Herzog, who was appointed to the position of Chief Financial Officer and Senior Vice President effective January 1, 2013, in the following amounts:

	Minimum	Threshold	Target	Maximum	Actual Amount
Mr. Toomey	$0	$1,000,000	$4,000,000	$7,000,000	$6,285,000
Mr. Troupe	$0	$375,000	$1,500,000	$2,625,000	$2,350,000
Mr. Herzog	$0	$250,000	$1,000,000	$1,750,000	$1,570,000
Mr. Davis	$0	$300,000	$1,200,000	$2,100,000	$1,884,000
Mr. Alcock	$0	$350,000	$1,400,000	$2,450,000	$2,200,000

In addition to his award under the 2013 LTI Program, Mr. Herzog received $200,000 in value of restricted stock in connection with his appointment to the position of CFO effective January 1, 2013. The shares of restricted stock vest over four years from the date of grant and vesting is contingent upon the continued employment of Mr. Herzog by the Company on the vesting dates.

Under the 2014 LTI Program, our named executive officers were awarded a grant of performance-based awards consisting of restricted stock with the amounts that vest based on performance measured by achievement of pre-determined targets over a one-year performance cycle. Dividends will accrue on the shares of restricted stock and if the shares vest the dividends will be automatically reinvested into additional shares of restricted stock. In the event that all or part of an award does not vest then the restricted shares and accrued dividends shall be cancelled. These 2014 awards are based upon performance metrics which focus on stockholder value creation and operating performance that align with the Company’s key strategic priorities. The awards focus on the Company’s performance as measured by FFO as Adjusted (50%) and the Company’s TSR (50%) based on the Company’s TSR performance against the simple average of ten comparable apartment REITs. The FFO as Adjusted metric was selected and weighted at 50% for these awards to recognize the relative importance of FFO growth in driving overall stockholder value, while the TSR performance metric was selected and weighted at 50% in order to underscore the overall importance of the return to the Company’s stockholders, and to align the interests of management with the interests of stockholders. The threshold, target and maximum dollar values for the awards were established in February of 2014, and the actual amount that vests will be determined in February 2015 based upon actual achievement of the above-referenced performance metrics. Each award will vest pro rata over three years commencing with the establishment of the award and continuing for two years following determination of the amount of the award at the end of the annual performance period. The 2014 awards were granted to Messrs. Toomey, Troupe, Herzog, Davis and Alcock.

Severance, Change of Control and Other Arrangements

We provide a description of the change of control provisions and the death, disability and retirement provisions in our 1999 Long-Term Incentive Plan and our policy with respect to severance benefits, below under “Post-Employment Compensation — Severance, Change of Control and Other Arrangements.”

Advisory Vote on Executive Compensation

At the 2013 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, with over 96% of votes cast in favor of the resolution. The Compensation Committee reviewed the final vote results for that resolution, and we have not made any changes to our executive compensation policies or decisions as a result of the vote. While the vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Compensation Committee or our board, our board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Accordingly, our board recommends that you vote “FOR” Proposal No. 3 at the annual meeting. For more information, see “Proposal No. 3 — Advisory Vote on Executive Compensation” in this proxy statement.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs generally, including the accounting treatment as it applies to amounts awarded or paid to our executives. The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to our named executive officers, as regulated by Section 162(m) of the Code.

Under Section 162(m) of the Code, we may not receive a federal income tax deduction for compensation paid to our CEO or any of the three other most highly compensated executive officers (other than the CFO) employed on the last day of the fiscal year to the extent that any of such persons receive more than $1,000,000 in compensation in the fiscal year. However, if we pay compensation that is “performance-based” under Section 162(m), we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year.

Our 1999 Long-Term Incentive Plan has been designed to permit awards under the plan to qualify as “performance-based” and, therefore, compensation realized in connection with options and grants of restricted stock that qualify as performance-based are fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

The foregoing policy is subject to change as the Compensation Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and to serve our objectives and our stockholders.

The impact of Section 409A of the Code is also taken into account. The 1999 Long-Term Incentive Plan has been designed to comply with the requirements of Section 409A of the Code so as to avoid possible adverse tax consequences that may result from noncompliance.

Equity Granting Process

Grants of stock options, restricted stock and other equity awards to our executive officers and other employees are approved by the Compensation Committee at regularly scheduled meetings, or occasionally by unanimous written consent. If approval is made at a meeting, the grant date of the award is the date of the meeting; if approval is by unanimous written consent, the grant date of the award is the day the last Compensation Committee member signs the written consent.

We have no practice of timing grants of stock options, restricted stock and other equity awards to coordinate with the release of material non-public information, nor have we timed the release of material non-public information for the purpose of affecting the value of any named executive officer compensation.

Stock Ownership Guidelines

To align the interests of our executive officers with the interests of our stockholders, each of our executive officers is required to comply with our Executive Stock Ownership Guidelines. These guidelines require our executive officers to own a specified number of shares of the Company’s common stock as determined by the executive officer’s position within four years of the date of the executive officer’s employment or appointment with the Company. The individual guidelines are as follows:

•	110,000 shares for the CEO and President,

•	50,000 shares for any Executive Vice President (or equivalent), and

•	20,000 shares for any Senior Vice President (or equivalent).

All of our named executive officers serving as of the end of 2013 are in compliance with the Executive Stock Ownership Guideline applicable to their position. The Governance Committee may, from time to time, re-evaluate and revise these guidelines to give effect to changes in the price of our common stock or our capitalization.

Stock that counts towards satisfaction of the ownership guidelines include:

•	shares owned outright by the participant or his or her immediate family members residing in the same household,

•	vested restricted stock, and

•	shares into which limited partnership units of United Dominion Realty, L.P. may be redeemed for shares of our common stock.

A copy of our Executive Stock Ownership Guidelines may be found on our corporate governance page on our website at www.udr.com. To access the guidelines on our website, click on “Investor Relations” and then click on “Corporate Governance.”

Hedging, Pledging and Short-Term Speculative Transactions

We prohibit any Company personnel, including our named executive officers, from engaging in any short-term, speculative securities transactions, engaging in short sales, buying or selling put or call options, trading in options (other than those granted by the Company) and engaging in hedging transactions. We also prohibit purchasing securities on margin or pledging securities as collateral without prior approval.

Policy on Recoupment of Performance-Based Incentives

Our Compensation Committee adopted the Policy on Recoupment of Performance-Based Incentives, which applies to our executive officers, including our named executive officers, and their performance-based incentive compensation beginning with their compensation for the 2010 fiscal year. This policy provides that if the board determines that the Company’s financial statements are required to be restated as a result of fraud committed by an executive officer, the board may seek to recoup any portion of the performance-based awards that the executive officer would not have received if the Company’s financial results had been reported properly. The board administers the policy and determines, in its sole discretion, the amount of the performance-based award to be recouped.

Consideration of Risk

The Compensation Committee is aware of the consequences to companies that have not appropriately balanced risk and reward in executive compensation. The Compensation Committee believes that the emphasis on long-term performance in the 1999 Long-Term Incentive Plan results in an overall compensation program that does not reward excessive risk-taking for the Company. The Company’s compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. Typically 50% or less of our key executive officers’ total compensation is base salary and short-term incentive compensation, while the remaining 50% is tied to Company and individual performance.

Our Compensation Committee believes that our executive incentive compensation arrangements do not encourage our executives to take unnecessary or excessive risks that could threaten the value of our Company. While performance-based compensation constitutes a significant percentage of our executives’ overall total compensation and thereby the Compensation Committee believes motivates our executives to help fulfill our corporate mission and vision, including specific and focused Company performance objectives, the non-performance based compensation, for most executives for most years, is also a sufficiently high percentage of overall total compensation that the Compensation Committee does not believe that unnecessary or excessive risk taking is encouraged by the performance-based compensation. In addition, a significant portion of executive’s performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they generally vest over a three-to-four year period of time thereby focusing the executives on our Company’s long-term interests. In order to align the interests of our executive officers with the interests of our stockholders, each of our executive officers is required to comply with our Executive Stock Ownership Guidelines. Further, the Compensation Committee has adopted the Policy on Recoupment of Performance-Based Incentives as a means of discouraging unnecessary or excessive risk taking.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis beginning on page 21 of this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND MANAGEMENT

DEVELOPMENT COMMITTEE

Jon A. Grove, Chair(1)

Katherine A. Cattanach(2)

Eric J. Foss

Lynne B. Sagalyn

(1)	Chair commencing May 23, 2013.
(2)	Chair through May 23, 2013.

Compensation of Executive Officers

The executive officers named in the table below are referred to in this proxy statement as the “named executive officers.” The table below summarizes for each of the named executive officers the compensation amounts paid or earned for the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013 (except in the case of Mr. Herzog, who joined UDR in January 2013).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas W. Toomey(2)	2013	$750,000	-0-	$3,778,596	-0-	$1,920,000	-0-	$12,328	$6,460,924
Chief Executive Officer and President	2012	$750,000	-0-	-0-	-0-	$1,375,000	-0-	$11,981	$2,136,981
	2011	$500,000	$1,175,000	-0-	-0-	$1,525,000	-0-	$14,134	$3,214,134

Warren L. Troupe(3)	2013	$450,000	-0-	$1,416,976	-0-	$1,320,000	-0-	$20,504	$3,207,480
Senior Executive Vice President	2012	$450,000	-0-	-0-	-0-	$1,040,000	-0-	$20,112	$1,510,112
	2011	$450,000	$580,000	-0-	-0-	$1,170,000	-0-	$15,925	$2,215,925

Thomas M. Herzog(4) Senior Vice President and Chief Financial Officer	2013	$330,000	-0-	$1,150,595	-0-	$1,005,000	-0-	$11,333	$2,496,927

Jerry A. Davis(5)	2013	$325,000	-0-	$1,133,577	-0-	$1,100,000	-0-	$24,462	$2,583,039
Chief Operating Officer	2012	$325,000	-0-	-0-	-0-	$1,267,000	-0-	$23,991	$1,615,991
	2011	$300,000	$512,000	-0-	-0-	$438,000	-0-	$19,613	$1,269,613

Harry G. Alcock(6)	2013	325,000	-0-	$1,322,510	-0-	$1,075,000	-0-	$16,580	$2,739,090
Senior Vice President — Asset Management	2012	$325,000	-0-	-0-	-0-	$1,200,000	-0-	$16,011	$1,541,011
	2011	$260,000	$675,000	-0-	-0-	$825,000	-0-	$13,323	$1,773,323

(1)	The dollar amounts reflected in the “Stock Awards” column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of grants of shares that vest over multiple years. The dollar amounts reflected in the “Option Awards” column represent the aggregate grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. For information regarding the valuation assumptions used in computing grant date fair value, refer to the note entitled “Employee Benefit Plans” in the Notes to our Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2013, 2012 and 2011, as applicable.

(2)	“Stock Awards” for 2013 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the Company’s long term incentive program. The threshold, target and maximum for this award were determined in February 2013, and the amount of the award was determined in February 2014 based upon the achievement of the performance metrics. The maximum amount of the award was $6,578,754. “All Other Compensation” includes $7,328 for Company paid health insurance (including dental) in 2013, and $5,000 for Company paid life insurance, accidental death and disability insurance and disability insurance in 2013.

(3)	“Stock Awards” for 2013 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the Company’s long term incentive program. The threshold, target and maximum for this award were determined in February 2013, and the amount of the award was determined in February 2014 based upon the achievement of the performance metrics. The maximum amount of the award was $2,467,038. “All Other Compensation” includes $8,004 for Company paid health insurance (including dental) in 2013, $5,000 for Company paid life insurance, accidental death and disability and disability insurance in 2013 and $7,500 for the Company funded non-discretionary 401(k) Plan matching contribution.

(4)	Mr. Herzog was appointed Senior Vice President — Chief Financial Officer effective January 1, 2013. “Stock Awards” for 2013 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the Company’s long term incentive program. The threshold, target and maximum for this award were determined in February 2013, and the amount of the award was determined in February 2014 based upon the achievement of the performance metrics. The maximum amount of the award was $1,844,672. “Stock Awards” for 2013 also includes $200,000 in value of restricted stock received by Mr. Herzog in connection with his appointment to the position of Senior Vice President — Chief Financial Officer effective January 1, 2013. “All Other Compensation” includes $6,333 for Company paid health insurance (including dental) in 2013 and $5,000 for Company paid life insurance, accidental death and disability and disability insurance in 2013.

(5)	On February 8, 2013, Mr. Davis was appointed Chief Operating Officer of the Company. “Stock Awards” for 2013 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the Company’s long term incentive program. The threshold, target and maximum for this award were determined in February 2013, and the amount of the award was determined in February 2014 based upon the achievement of the performance metrics. The maximum amount of the award was $1,973,622. “All Other Compensation” includes $11,962 for Company paid health insurance (including dental) in 2013, $5,000 for Company paid life insurance, accidental death and disability and disability insurance in 2013 and $7,500 for the Company funded non-discretionary 401(k) Plan matching contribution.

(6)	“Stock Awards” for 2013 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the Company’s long term incentive program. The threshold, target and maximum for this award were determined in February 2013, and the amount of the award was determined in February 2014 based upon the achievement of the performance metrics. The maximum amount of the award was $2,302,566. “All Other Compensation” includes $11,580 for Company paid health insurance (including dental) in 2013, and $5,000 for Company paid life insurance, accidental death and disability and disability insurance in 2013.

Grants of Plan-Based Awards Table

The following table provides information concerning each grant of a plan-based award made to a named executive officer in the 2013 fiscal year.

Name (a)	Grant Date (b)	Date of Committee Action, if Different from Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Thomas W. Toomey	2/8/2013	-	$735,000	$1,500,000	$2,250,000	41,459	165,837	290,215	-	-	-	$3,778,596
Warren L. Troupe	2/8/2013	-	$367,000	$1,050,000	$1,580,000	15,547	62,189	108,831	-	-	-	$1,416,976
Thomas M. Herzog	2/8/2013	-	$150,000	$600,000	$900,000	10,365	41,459	72,554	-	-	-	$1,150,595
	1/1/2013	-	-	-	-	-	-	-	8,610	-	-	$200,000
Jerry A. Davis	2/8/2013	-	$425,000	$875,000	$1,325,000	12,438	49,751	87,065	-	-	-	$1,133,577
Harry G. Alcock	2/8/2013	-	$425,000	$875,000	$1,325,000	14,511	58,043	101,576	-	-	-	$1,322,510

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Long Term Incentive Compensation

The Compensation Committee determined in February 2013 that grants of performance-based awards consisting of restricted stock, with the amounts that vest based on performance measured by achievement of pre-determined targets over a one-year performance cycle were the best means for aligning the potential value to be paid to the Company’s management with the potential value that can now be created for stockholders over the performance cycle. These 2013 awards are based upon performance metrics which focus on stockholder value creation and operating performance that align with the Company’s key strategic priorities. The awards focus on the Company’s performance as measured by FFO (50%) and the Company’s TSR (50%) based on the Company’s TSR performance relative to eleven comparable apartment REITs. The FFO performance metric was selected and weighted at 50% for these awards to recognize the relative importance of FFO growth in driving overall stockholder value, while the TSR performance metric was selected and weighted at 50% in order to underscore the overall importance of the return to the Company’s stockholders, and to align the interests of management with the interests of stockholders. The threshold, target and maximum dollar values for the awards were established in February of 2013, and the actual amount that vests was determined in February 2014 based upon actual achievement of the above-referenced performance metrics. Dividends accrue on the shares of restricted stock and once the shares vest the dividends are automatically reinvested into additional shares of restricted stock. In the event that all or part of an award does not vest then the restricted shares and accrued dividends shall be cancelled. Each award vests pro rata over three years commencing with the establishment of the award and continuing for two years following determination of the amount of the award at the end of the annual performance period. See “Compensation Discussion and Analysis — The Compensation of Our Named Executive Officers for 2013 — LTI Compensation .”

Matching 401(k) Contributions

In 2013, Messrs. Troupe and Davis each received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $7,500. In 2012, Messrs. Troupe and Davis each received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $7,500. In 2011, Messrs. Troupe and Davis each received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $4,143.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the 2013 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas W. Toomey	187,751	-	-	$24.38	2/7/18	189,017	$4,413,547	-	-
	1,680,672	-	-	$10.06	2/12/19	-	-	-	-
Warren L. Troupe	216,540	-	-	$24.38	3/3/18	63,967	$1,493,629	-	-
	314,285	-	-	$10.06	2/12/19	-	-	-	-
Thomas M. Herzog	-	-	-	-	-	51,255	$1,196,805	-	-
Jerry A. Davis	14,639	-	-	$25.10	4/1/15	52,791	$1,232,670	-	-
	-	-	-	-	-	11,853	$276,768	-	-
	-	-	-	-	-	8,475	$197,891	-	-
Harry G. Alcock	-	-	-	-	-	72,873	$1,701,585	-	-
	-	-	-	-	-	8,475	$197,891	-	-

The following table provides grant and vesting dates as of December 31, 2013 for each of the unvested stock awards listed in the table above.

	Grant Date	Unvested Shares	Vesting Date

Thomas W. Toomey	2/10/2012	18,438	1/2 vests on each of 2/10/14 and 2/10/15
	2/8/2013	170,579	1/3 vests on 2/6/14 and 1/3 vests on each of 12/31/14 and 12/31/15
Warren L. Troupe	2/8/2013	63,967	1/3 vests on 2/6/14 and 1/3 vests on each of 12/31/14 and 12/31/15

Thomas M. Herzog	1/1/2013	8,610	1/4 vests on each of 1/1/2014, 1/1/2015, 1/1/2016 and 1/1/2017
	2/8/2013	42,645	1/3 vests on 2/6/14 and 1/3 vests on each of 12/31/14 and 12/31/15

Jerry A. Davis	2/1/2010	1,618	2/1/2014
	2/10/2012	11,853	2/10/2015
	2/8/2013	8,475	1/4 vests on each of 2/8/2014, 2/8/2015, 2/8/2016 and 2/8/2017
	2/8/2013	51,173	1/3 vests on 2/6/14 and 1/3 vests on each of 12/31/14 and 12/31/15

Harry G. Alcock	2/10/2012	13,170	1/2 vests on each of 2/10/14 and 2/10/15
	2/8/13	8,475	2/8/2016
	2/8/2013	59,703	1/3 vests on 2/6/14 and 1/3 vests on each of 12/31/14 and 12/31/15

Option Exercises and Stock Vested

The following table provides information concerning exercise of stock options and vesting of stock during the 2013 fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Thomas W. Toomey	-	-	9,219	$219,504
Warren L. Troupe	-	-	-	-
Thomas M. Herzog	-	-	-	-
Jerry A. Davis	-	-	1,618	$38,428
Harry G. Alcock	-	-	6,585	$156,789

Pension Benefits Table

We do not have any pension plans for our associates. We do have a 401(k) plan and our matching contributions are included in the Summary Compensation Table under the heading “All Other Compensation.”

Nonqualified Deferred Compensation Table

We do not have any nonqualified deferred compensation plans for our associates.

Employment and Other Agreements

We do not have employment agreements or arrangements with any of our other named executive officers other than the agreements and compensation programs described elsewhere in this proxy statement.

In December 2011, we entered into an aircraft time-share agreement with each of Messrs. Toomey and Troupe. Under each aircraft time-share agreement, we have agreed to lease an aircraft, including crew and flight services, to Messrs. Toomey and Troupe for personal flights from time to time upon their request. Messrs. Toomey and Troupe will pay us a lease fee as may be set by the board from time to time for the flight expenses that may be charged under applicable regulations. We will invoice Mr. Toomey and Mr. Troupe on the last day of the month in which any respective flight occurs. Each aircraft time-share agreement will remain in effect until December 15, 2014, and each agreement may be terminated by either party upon ten days’ prior written notice. Each agreement automatically terminates upon the date either Mr. Toomey or Mr. Troupe, respectively, are no longer employed by us.

In 2013, Mr. Toomey paid us $121,880 and Mr. Troupe paid us $24,800 for aircraft lease payments as contemplated by these agreements.

Post-Employment Compensation —

Severance, Change of Control and Other Arrangements

Change of Control.  Under the provisions of our 1999 Long-Term Incentive Plan, all outstanding options, stock appreciation rights and other awards that may be exercised generally become fully exercisable and all restrictions on outstanding awards will lapse upon the occurrence of a change of control unless otherwise provided in the award agreement. “Change of control” is defined in the Plan as (1) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (2) the transfer or sale of all or substantially all of our assets other than to an affiliate or subsidiary of ours; (3) the liquidation of our Company; or (4) the acquisition by any person, or by a group of persons acting in concert, of more than 50% of our outstanding voting securities, which results in the resignation or addition of 50% or more independent members of our board. On February 8, 2013, the board approved an amendment and restatement of the 1999 Long-Term Incentive Plan which revised the definition of change in control to include (1) certain reverse mergers in which the Company is the surviving entity and (2) a change in the composition of the board over a period of 12 months or less such that a majority of the board ceases, by reason of one or more contested elections, to be comprised of individuals who are “continuing directors” (as defined in the Plan). The amendment and restatement also provides an exception to the rule that the Compensation Committee may provide that unexercised awards will expire in the event of a change in control if the change in control results from a change in the composition of the board, including a change in the composition of the board resulting from the acquisition of more than 50% of the Company’s outstanding voting securities.

If a change in control occurred effective as of December 31, 2013, the value of the cash payments and the benefits provided (based on the exercise of options and the release of restrictions on previously granted stock awards) to each of the named executive officers would have been as follows:

Name	Cash Payments	Value of Outstanding Options	Value of Outstanding Restricted Stock Awards	Value of Unused Vacation	Total

Thomas W. Toomey		$22,336,131	$430,527	$66,065	$22,832,723
Warren L. Troupe		$4,176,848		$41,921	$4,218,769
Thomas M. Herzog			$201,044	$19,038	$220,082
Jerry A. Davis			$512,439	$26,739	$539,178
Harry G. Alcock			$505,411	$25,000	$530,411

Death, Disability or Retirement.   Our 1999 Long-Term Incentive Plan provides that, unless otherwise provided in the award agreement, upon a participant’s death, disability or retirement, all outstanding options, stock appreciation rights and other awards that may be exercised shall become fully exercisable, and all restrictions on outstanding stock awards shall lapse. If the death, disability or retirement of each of our named executive officers occurred as of December 31, 2013, the benefits provided (based upon the exercise of options and the release of restrictions on previously granted stock awards) would have been as follows:

Name	Value of Outstanding Options	Value of Outstanding Restricted Stock Awards	Total

Thomas W. Toomey	$22,336,131	$430,527	$22,766,658
Warren L. Troupe	$4,176,848		$4,176,848
Thomas M. Herzog		$201,044	$201,044
Jerry A. Davis		$512,439	$512,439
Harry G. Alcock		$505,411	$505,411

Severance Benefits.   We believe that, in order to attract and retain the best management talent, companies should provide reasonable severance benefits to employees. We believe these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They also should disentangle the Company from the former employee as soon as practicable. With respect to our senior management, severance benefits are individually negotiated.

We currently do not have any contractual severance arrangements with our named executive officers.

Compensation Risks

We have reviewed our overall compensation programs and practices for our employees, and we believe that any risks arising from those compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, we reviewed the incentives created by our compensation policies and practices, how those incentives may create risks, and the mitigating factors or controls that addressed the potential adverse effect of any such risks. As with the compensation programs and practices in place for our executive officers, we do not believe that any of our incentive compensation arrangements for employees encourage them to take unnecessary or excessive risks that could threaten the value of our Company.

Review, Approval or Ratification of

Transactions with Related Persons

Our board has adopted a policy relating to the review, approval and ratification of transactions with related persons. The Company recognizes that there are situations where related person transactions may be in, or not inconsistent with, the best interest of the Company and therefore the board adopted a written policy to provide a procedure for the review, approval or ratification of related person transactions. The policy applies to any transaction, the amount of which exceeds $120,000, between the Company and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of the Company’s voting securities. Any related person transaction is subject to approval by the board or the executive committee of the board.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that we may issue upon the exercise of options, warrants and rights under our existing equity compensation plans. All information is provided as of December 31, 2013. Our 1999 Long-Term Incentive Plan is our only stockholder approved equity compensation plan.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the security holders	2,430,127	$12.63	7,928,182
Equity compensation plans not approved by the security holders	—	—	—
Total	2,430,127	$12.63	7,928,182

The weighted average remaining term of the outstanding options is 4.4 years and we have no unvested full value awards outstanding as of December 31, 2013.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed our unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2013 and our December 31, 2013 audited financial statements with management and with Ernst & Young LLP, our independent accountants. Each member of the Audit Committee is “independent” in accordance with the applicable corporate governance listing standards of the NYSE.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, regarding their independence, and has discussed with Ernst & Young LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board that the December 31, 2013 audited financial statements be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert P. Freeman, Chair

Katherine A. Cattanach

Mark R. Patterson

Mark J. Sandler (term as a director expires at the annual meeting)

AUDIT MATTERS

Audit Fees

In connection with the audit of the 2013 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2013 and fiscal 2012.

Description of Services	2013	2012

Audit Fees(1)	$1,270,000	$1,575,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—

Total	$1,270,000	$1,575,000

(1)	Audit fees consist of fees for the audit and review of the Company’s consolidated financial statements, acquisition audits, statutory audits, comfort letters, consents, debt covenant letters and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees for audit-related fees for partnership and benefit plan audits, review of proxy materials, accounting advice in connection with specific transactions, internal control reviews and various attestation engagements.

(3)	Tax fees consist of fees for tax compliance, tax advisory services (1031 and state planning) and tax planning.

Pre-Approval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. All of the fees paid to the independent auditors that are shown in the chart above for 2013 were approved by the Audit Committee in accordance with the procedures described below.

The Audit Committee reviews at its meetings audit and non-audit services proposed to be provided by the independent registered public accounting firm. The Committee has delegated to the Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

Ernst & Young LLP, independent registered public accounting firm, served as our auditors for fiscal 2013. Our Audit Committee has selected Ernst & Young LLP to audit our financial statements for fiscal 2014. We expect that a representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions from stockholders.

Vote Required and Board of Directors’ Recommendation

Although it is not required to do so, the board is submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the meeting in order to ascertain the view of our stockholders regarding such selection. The affirmative vote of a majority of the votes cast at the meeting will be required to approve this proposal. In the event the stockholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of our independent registered public accounting firm is in the best interests of the Company and its stockholders. Even if the appointment is ratified by the stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Our board recommends that the stockholders vote “FOR”

the ratification of the appointment of Ernst & Young LLP

as our independent registered public accounting firm for fiscal 2014.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain executive talent and to align the interests of our named executive officers with the interests of the Company and our stockholders by providing market competitive compensation that is closely tied to short-term and long-term performance goals set by our Compensation Committee. The compensation of our named executive officers is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. Please read the “Executive Compensation” section beginning on page 21, which includes the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation of our named executive officers and the accompanying narrative disclosure set forth in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, our board is asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required and Board of Directors’ Recommendation

The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on the Company, the Compensation Committee or our board. Our board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2015 annual meeting of stockholders. The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Our board recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL NO. 4

APPROVAL OF AMENDED AND RESTATED

1999 LONG-TERM INCENTIVE PLAN

The stockholders are being asked to approve the action of our board amending and restating the 1999 Long-Term Incentive Plan (the “Plan”) to (1) increase the number of shares reserved for issuance under the Plan by 3,000,000 shares from 16,000,000 shares to 19,000,000 shares, subject to adjustment in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), (2) provide for cash-based awards and (3) change the annual per person limit on awards other than stock options, stock appreciation rights and cash-based awards that are intended to constitute “performance-based compensation” under the Plan to 1,000,000 shares. The stockholders are also being asked to expand the performance goals that may be used for “performance-based” awards. Finally, the stockholders are being asked to approve the material terms of the plan so that the Company will continue to have the ability to grant “performance-based” awards (in addition to stock options and stock appreciation rights) that are intended to be exempt from the $1 million deductibility limit under Section 162(m) of the Internal Revenue Code (the “Code”). The following description of the Plan is qualified in its entirety by the actual provisions of the Plan, as amended and restated, which is attached to this proxy statement as Appendix A.

Purpose of the Plan

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders and by providing participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers, consultants and directors upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Background of the Plan

On May 8, 2001 our stockholders approved the Plan. Subsequent to May 8, 2001, our board amended and restated the Plan on May 4, 2004 to eliminate the express authority to pay the exercise price of an option with a promissory note, on July 23, 2004 to provide that unless otherwise provided in a participant’s award agreement upon a participant’s death, disability or retirement, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding awards shall lapse, on February 10, 2006, to eliminate the automatic grant of formula awards to non-employee directors, to update non-material or outdated terms of the Plan — i.e., par value of common stock and references to pooling treatment — and to conform to Maryland versus Virginia corporate law, and on February 7, 2008, to (1) reflect the change in our name to “UDR, INC.”; (2) make the award adjustment provisions that would apply in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) mandatory; and (3) except in connection with certain changes in capital structure, require stockholder approval for any reduction of the grant price of any stock appreciation right award (in addition to any reduction in the exercise price of any stock option). These amendments did not require stockholder approval.

On May 30, 2008, our board amended and restated the Plan to: (1) limit the term of stock appreciation rights (in addition to stock options) to 10 years; (2) provide that shares of stock that are (a) not issued or delivered as a result of the net settlement of a stock appreciation right or option, (b) used to pay the exercise price or withholding taxes related to an outstanding award or (c) repurchased on the open market with the proceeds of the option exercise price shall not again become available for issuance under the Plan; (3) provide that the exercise price per share of an option shall in no event be less than the fair market value of one share of stock on the date of grant; (4) provide that the maximum fair market value of any awards, other than options or stock appreciation rights, that may be received by a participant during any one calendar year shall be $2,000,000; (5) provide that, except in connection with certain changes in capital structure, without the consent of stockholders an award may not be (a) granted in substitution of another award if the effect is to replace an option or stock appreciation right with an award with a lower exercise or grant price, or (b) exchanged or bought out if the effect is to lower the exercise price of the option or the grant price of the stock appreciation right; (6) expand the performance goals available for the grant of “performance-based” awards under the Plan; and (7) clarify that performance-based awards may be determined on the basis of any combination or subset of the specified performance goals.

On March 12, 2009, our board adopted, and our stockholders subsequently approved, an amendment and restatement of the Plan (1) to increase the number of shares of stock available for issuance pursuant to awards from 4,000,000 to 16,000,000; (2) to provide that the maximum fair market value of any awards, other than options or stock appreciation rights, that may be received by a participant during any one calendar year shall be $5,000,000, (3) to provide that the maximum number of shares of stock with respect to one or more options and/or stock appreciation rights that may be granted during any one calendar year under the Plan to any one participant shall be 5,000,000 shares and (4) to provide that awards (other than options or stock appreciation rights) granted from and after the approval of the Plan at the company’s 2009 Annual Meeting of Stockholders shall count against the Plan reserve as 2.28 shares of Stock for each share of stock actually subject to the award.

On February 8, 2013, our board amended and restated the Plan to revise the treatment of awards in connection with certain change of control transactions. These amendments did not require stockholder approval.

Questions and Answers About the Plan

Why is the amended and restated Plan being submitted to stockholders for approval?

The stockholders are being asked to approve the action of our board amending and restating the Plan. Subject to stockholder approval, on February 6, 2014, the board approved the amendment and restatement of the Plan to (1) increase the number of shares reserved for issuance under the plan by 3,000,000 shares from 16,000,000 shares to 19,000,000 shares, subject to adjustment in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), (2) provide for cash-based awards and (3) change the annual per person limit on awards other than stock options, stock appreciation rights and cash-based awards that are intended to constitute “performance-based compensation” under the Plan to 1,000,000 shares.

The stockholders are also being asked to expand the performance goals that may be used for “performance-based” awards to include (1) the achievement by the company or a parent or subsidiary of a specified target return, or target growth in return, on equity or assets, (2) the company’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period or periods, (3) the company’s stock price, (4) the achievement by an individual, group of individuals, the company, or a business unit or division of the company, parent or subsidiary of a specified target, or target growth in, relative to a defined comparison group or otherwise, revenues, net income or earnings per share, or including but not limited to, targets based, in whole or part, on funds from operations (adjusted or otherwise), net asset value, asset quality, same store revenue growth, same store expense growth, net operating income (including, but not limited to, same store net operating income), operating margin, development or redevelopment activities (including, but not limited to, development or redevelopment funds from operations), lease-up activities, funds from operations pay-out ratio, net financial capabilities (including, but not limited to, with respect to cash, liquid receivables, available lines of credit or debt maturities), leverage ratio, balance sheet, credit rating, debt maturity, liquidity, credit capacity, fixed charges (including, but not limited to, fixed charge ratios), debt, net debt, earnings before or after taxes, interest, depreciation, or amortization, transactions (including, but not limited to, consummation of acquisitions, sales, joint ventures or financings), portfolio enhancement, mitigation plans or strategies or (4) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, sales or marketing (including, but not limited to, web traffic, technology penetration, web platform (including, but not limited to, social networking platform), online leasing, concierge services or call centers), customer retention or satisfaction, expansion of revenue or income streams, sourcing of low cost capital, operational efficiencies, dividend growth, earnings multiple improvement, meeting budgets, staffing, retention, growth, development, engagement, integration, succession and/or reviewing performance of employees, business or strategic plans, investor communications or relations, compliance (including, but not limited to, with respect to accounting, tax, external or regulatory filings, internal financial reporting, audits (including, but not limited to, internal audits) or contract policies), financial planning or analysis or (5) any combination or subset of the goals set forth in (1) through (4) of the foregoing.

Finally, the stockholders are being asked to approve the material terms of the Plan so that the company will continue to have the ability to grant “performance-based” awards (in addition to stock options and stock appreciation rights) that are intended to be exempt from the $1 million deductibility limit under Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our three other most highly-compensated executive officers (other than the Chief Financial Officer) may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), we may deduct compensation in excess of that amount if it qualifies as “performance-based compensation,” as defined in Section 162(m). Re-approval for Section 162(m) is required every five years, and we last obtained this re-approval in 2009, therefore stockholder re-approval of the material terms of the Plan will not be required again under Section 162(m) until 2019. Obtaining stockholder approval is only one of several conditions that must be satisfied for awards under the Plan to qualify as performance-based compensation, and the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, potentially with retroactive effect. Accordingly, it is possible that awards intended to qualify as performance-based compensation could be determined by the Internal Revenue Service not to so qualify. In addition, the Compensation Committee may choose to provide awards under the Plan that are not intended to qualify as performance-based compensation.

What happens if stockholders do not approve the amended and restated Plan?

In the event stockholders do not vote to approve the amended and restated Plan, the Plan will still remain in effect. However, in that event, we will be limited to the 16,000,000 shares that are currently reserved for issuance under the Plan, the Plan will not provide for cash-based awards, the list of performance goals for “performance-based” compensation under the plan will be limited, and we will be limited in our ability to issue awards under the plan in the future. The maximum fair market value of any award (other than options and stock appreciation rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the Plan will be $5,000,000. In addition, in that event our ability to grant “performance based” awards (other than stock options and stock appreciation rights) that are intended to be exempt from the Section 162(m) deductibility limit will terminate in 2014, rather than 2019.

How many shares are reserved for issuance under the Plan?

We have presently reserved 16,000,000 shares for issuance upon the grant or exercise of awards pursuant to the Plan. In the event that stockholders approve the Plan as amended and restated, the number of shares reserved for issuance under the Plan will increase by 3,000,000 shares from 16,000,000 shares to 19,000,000 shares, subject to adjustment in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares). As of February 28, 2014 there were 7,126,547 shares of common stock available for grant under the plan, and 4,433,959 shares of restricted stock have been awarded. As of February 28, 2014, the fair market value of a share of our common stock as reported on the New York Stock Exchange was $25.81.

Who is eligible to participate in the Plan?

Employees, officers, consultants and directors of us or of any parent or subsidiary companies.

What awards are authorized under the Plan?

The Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock;

•	stock appreciation rights;

•	restricted stock;

•	performance units;

•	dividend equivalents;

•	other stock-based awards;

•	if the stockholders vote to amend and restate the plan, cash-based awards;

•	any other right or interest relating to common stock; or

•	cash.

Are there any limitations on the size of awards that may be granted?

The maximum number of shares of our common stock with respect to one or more options and/or stock appreciation rights that may be granted during any one calendar year under the Plan to any one person is 5,000,000 shares of common stock. If the stockholders approve the Plan as amended and restated, the maximum number of shares of our common stock with respect to any award (other than options, stock appreciation rights and cash-based awards) that is intended to constitute “performance-based” compensation under the Plan and that may be received by a participant during any one calendar year under the plan will be 1,000,000 shares of common stock. If the stockholders approve the Plan as amended and restated, for cash-based awards that are intended to constitute “performance-based” compensation under the Plan, with respect to each twelve month period that constitutes or is part of each applicable performance period, the maximum amount that may be paid to a participant pursuant to such awards will be $10,000,000 (this limitation will be prorated for any performance period consisting of fewer than twelve months).

Who administers the Plan?

The Plan is administered by our Compensation Committee. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Plan; and make all other decisions and determinations that may be required under the Plan. Our board may at any time administer the Plan. If it does so, it will have all the powers of the Compensation Committee.

Can adjustments be made to the per-share exercise or base price of option awards?

In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the Plan (by amendment, cancellation and re-grant, substitution, exchange, buyout or other means) that would constitute a repricing of the per-share exercise price of the stock option award or the grant price of the stock appreciation right.

How will awards be made?

Stock Options.  The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the Plan. The terms of an incentive stock option are intended to meet the requirements of Section 422 of the Code. All options will be evidenced by a written award agreement with the participant, which will include any provisions specified by the Compensation Committee. However, the exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant. No option may have a term of more than ten years. In addition, the Compensation Committee is not permitted to grant options with a “re-load” feature, which provides for the automatic grant of a new option if the optionee delivers shares of stock as full or partial payment of the exercise price of the original option.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights under the Plan. Upon the exercise of a stock appreciation right, the participant has the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of our common stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant. No stock appreciation right may have a term of more than ten years.

Restricted Stock Awards.  The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Performance Units.  The Compensation Committee is authorized to grant performance units to participants subject to such terms and conditions as may be selected by the Compensation Committee. Performance units do not represent any actual ownership interest in the company. The units can ultimately be paid in cash or shares of our common stock as determined by the Compensation Committee.

Dividend Equivalents.  The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of our common stock, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of our common stock or otherwise reinvested. Dividend equivalents may not be granted with respect to options or stock appreciation rights. Dividend equivalents granted with respect to performance units may not be paid except to the extent the underlying shares of stock have been earned.

Other Stock-Based Awards.  The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock as deemed by the Compensation Committee to be consistent with the purposes of the Plan, including without limitation, shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, and awards valued by reference to book value of shares of our common stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee will determine the terms and conditions of any such awards.

Other Cash-Based Awards.  The Compensation Committee may, subject to limitations under applicable law, grant to participants awards denominated in cash and that may be settled in cash and/or shares of stock, as deemed by the Compensation Committee to be consistent with the purposes of the Plan. The Compensation Committee will determine the terms and conditions of any such swards.

Performance Goals.  The Compensation Committee may determine that any award will be determined solely on the basis of:

•	the achievement by the company or a parent or subsidiary of a specified target return, or target growth in return, on equity or assets;

•	the company’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period or periods;

•	the company’s stock price;

•

the achievement by an individual, group of individuals, the company, or a business unit or division of the company, parent or subsidiary of a specified target, or target growth in, relative to a defined comparison group or otherwise, revenues, net income or earnings per share, or including but not limited to, targets based, in whole or part, on funds from operations (adjusted or otherwise), net asset value, asset quality, same store revenue growth, same store expense growth, net operating income (including, but not limited to, same store net operating income), operating margin, development or redevelopment activities (including, but not limited to, development or redevelopment funds from operations), lease-up activities, funds from operations pay-out ratio, net financial capabilities (including, but not limited to, with respect to cash, liquid receivables, available lines of credit or debt maturities), leverage ratio, balance sheet, credit rating, debt maturity, liquidity, credit capacity, fixed charges (including, but not limited to, fixed charge ratios), debt, net debt, earnings before or after taxes, interest, depreciation, or amortization, transactions (including, but not limited to, consummation of acquisitions, sales, joint ventures or financings), portfolio enhancement, mitigation plans or strategies;

•

the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, sales or marketing (including, but not limited to, web traffic, technology penetration, web platform (including, but not limited to, social networking platform), online leasing, concierge services or call centers), customer retention or satisfaction, expansion of revenue or income streams, sourcing of low cost capital, operational efficiencies, dividend growth, earnings multiple improvement, meeting budgets, staffing, retention, growth, development, engagement, integration, succession and/or reviewing performance of employees, business or strategic plans, investor communications or relations, compliance (including, but not limited to, with respect to accounting, tax, external or regulatory filings, internal financial reporting, audits (including, but not limited to, internal audits) or contract policies), financial planning or analysis; or

•	any combination or subset of the goals set forth above.

If an award is made on such basis, the Compensation Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

What are the limitations on transfer and beneficiaries?

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Will awards be accelerated upon certain events?

Unless otherwise provided in an award agreement, upon a participant’s death, disability or retirement, all of his or her outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on his or her outstanding awards will lapse. Any of his or her options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the Plan and the award agreement, except that in the case of retirement such awards will remain exercisable for the full original term. Unless otherwise provided in an award agreement, upon the occurrence of a change in control of the company (as defined in the Plan), all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse. In addition, the Compensation Committee may at its discretion declare any or all awards to be fully vested, and/or all restrictions on all outstanding awards to lapse. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Can the Plan be terminated or amended?

The Plan is for an indefinite term but the board or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the Plan without stockholder approval; but they may condition any amendment on the approval of our stockholders if such approval is necessary or deemed advisable under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the Plan may adversely affect any award previously granted under the Plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or permitted by the anti-dilution provisions of the Plan, the exercise price of an outstanding option or the grant price of any outstanding stock appreciation right may not be reduced.

What are the U.S. federal tax effects of awards granted under the Plan?

The following summary of the U.S. federal income tax consequences of awards granted under the Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Non-Qualified Stock Options.  The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by

Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a non-qualified stock option is granted with an exercise price less than 100% of the fair market value of our common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Incentive Stock Options.  The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We, in the year of the disqualifying disposition, are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of the payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.  Recipients of stock appreciation rights generally should not recognize income until the stock appreciation right is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a stock appreciation right. Participants will recognize gain upon the disposition of any shares received on exercise of a stock appreciation right equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain, depending on whether the shares were held for more than one year.

We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

A stock appreciation right can be considered deferred compensation and subject to Section 409A of the Code. A stock appreciation right that does not meet the requirements of Section 409A of the Code, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Performance Units.  Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Participants will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain, depending on whether the shares were held for more than one year.

We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such participant.

Dividends and Dividend Equivalents.  Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

New Plan Benefits

The Compensation Committee has not granted awards subject to stockholder approval of the Plan as amended and restated. The Compensation Committee has granted a cash award that will convert to restricted stock under the Plan in the event the amended and restated Plan is approved by our stockholders. The base value of this award, granted to our Chief Executive Officer, Thomas W. Toomey, is $1,349,093. Future awards under the Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the Plan in the future.

Stock Option Awards and Restricted Stock Awards Under the Plan

The following table shows the number of stock options and other awards, including any awards that were subsequently cancelled or surrendered for taxes, which the Company has awarded, as of February 28, 2014, to the following individuals and groups:

•	our named executive officers;

•	our current executive officers as a group;

•	our current non-employee directors as a group; and

•	all employees, excluding our current executive officers, as a group.

Name and Position	Number of Securities Underlying Stock Options Granted	Number of Shares of Restricted Stock and Shares Underlying RSUs Granted
Thomas W. Toomey, Chief Executive Officer and President	1,894,887	1,103,807
Warren L. Troupe, Senior Executive Vice President	930,825	621,359
Thomas M. Herzog, Senior Vice President and Chief Financial Officer	—	76,701
Jerry A. Davis, Chief Operating Officer	14,639	216,320
Harry G. Alcock, Senior Vice President — Asset Management	—	161,248
All Current Executive Officers, as a group	2,840,351	2,179,435
All Non-Employee Directors, as a group	67,720	357,000
All Employees, other than Current Executive Officers, as a Group	1,531,442	1,428,992

The historical level of awards may not be indicative of future award levels.

For further information regarding shares of our common stock that we may issue upon the exercise of options, warrants and rights under the 1999 Long-Term Incentive Compensation Plan, see “Executive Compensation — Equity Compensation Plan Information.”

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast at the meeting will be required to approve the Plan, as amended and restated.

Our board recommends that the stockholders vote “FOR” the

approval of the Amended and Restated

1999 Long-Term Incentive Plan.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why did you provide this proxy statement to me?

We are providing this proxy statement and proxy card to you on the Internet or, upon your request, we are sending printed versions of this proxy statement and proxy card to you by mail, because you owned shares of our common stock and/or our Series E preferred stock or our Series F preferred stock at the close of business on March 24, 2014, which is the record date for the meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

The holders of shares of our common stock and our Series E and Series F preferred stock outstanding at the close of business on the record date are entitled to receive notice of the meeting and are entitled to one vote for each share held on each proposal presented at the meeting. Cumulative voting is not permitted. At the record date of March 24, 2014, we had 251,439,127 shares of common stock, 2,803,812 shares of our Series E preferred stock and 2,464,183 shares of Series F preferred stock issued and outstanding.

When you vote, you appoint James D. Klingbeil and Thomas W. Toomey, or either of them, as your representatives at the meeting. Messrs. Klingbeil and Toomey will vote your shares at the meeting as you instructed them when you voted. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should vote by telephone, through the Internet or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with this proxy statement in advance of the meeting, just in case your plans change.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and our 2013 Annual Report, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to such stockholders on or about April 9, 2014 that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone.

Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates the election.

What constitutes a quorum in order to hold and transact business at the meeting?

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of our outstanding common stock, Series E preferred stock and Series F preferred stock, taken together, as of the record date, constitutes a quorum that is required to hold the meeting and to conduct business. If a quorum is not present at the meeting, the meeting may be adjourned from time to time until a quorum is obtained. Your shares will be counted as being present at the meeting if you vote your shares in person at the meeting, if you vote your shares by telephone or through the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted to determine the presence of a quorum. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

How do I vote?

  For Shares Directly

  Registered in Your

Name:	If you hold your shares in your own name as holder of record with Wells Fargo Shareowner Services, there are four different ways to vote:

•	Internet: You can go to www.proxyvote.com and vote through the Internet.

•	Telephone: You can submit your vote by proxy over the telephone by following the instructions provided on the separate proxy card if you received a printed set of the proxy materials.

•

Mail:  If you have requested and received a paper copy of the proxy statement, you can mark, sign, date and return the paper proxy card enclosed with the proxy statement in the postage-paid envelope that we have provided to you. Please note that if you vote through the Internet or by telephone, you do not need to return your proxy card.

•

In person:  If you are a stockholder as of the record date, you may vote in person at the meeting. Submitting a proxy prior to the meeting will not prevent a stockholder from attending the meeting and voting in person.

All valid proxies received and not revoked prior to the meeting will be voted in accordance with each stockholder’s instructions.

  For Shares Held in

“Street Name:”	If your shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your shares voted. “Street name” stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm, bank or other nominee that holds their shares of record.

In addition, a number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. This program is different from the program provided by Wells

Fargo Shareowner Services for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at the Broadridge voting website (www.proxyvote.com).

How will my proxy be voted?

All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the election of all nominees for director.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers disclosed in this proxy statement.

•	FOR the approval of the Amended and Restated 1999 Long-Term Incentive Plan.

Will other matters be voted on at the annual meeting?

We have not received notice of any other matters that may properly be presented at the meeting. However, if a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Klingbeil and Toomey will vote your shares, under your proxy, in their discretion. It is the intention of Messrs. Klingbeil and Toomey to vote the shares they represent as directed by the board.

Can I revoke my proxy and change my vote?

Yes. If you are a record holder of your shares, you may revoke your proxy at any time prior to the date of the meeting by:

•	submitting a later-dated vote in person at the meeting, through the Internet, by telephone or, if you originally voted by returning a paper proxy card to us, by mail; or

•

delivering instructions to the attention of the Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the date of the meeting to be effective.

If you hold your shares in “street name,” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

What vote is required for the proposals if a quorum is present?

•	The affirmative vote of a plurality of the votes cast with respect to Proposal No. 1 is required to elect directors.

•

The affirmative vote of a majority of the votes cast is required to approve Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.

•

The affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, the compensation of our named executive officers disclosed in this proxy statement, as specified in Proposal No. 3.

•	The affirmative vote of a majority of the votes cast is required to approve the Amended and Restated 1999 Long-Term Incentive Plan.

What is an abstention, and how will it affect the vote on a proposal?

An “abstention” occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a nominee holding shares for a beneficial owner is present and entitled to vote at the meeting), but such person does not vote on the particular proposal. For purposes of Proposal Nos. 1, 2 and 3, abstentions will not be counted as votes cast and will have no effect on the results of the vote with respect to such proposals. In accordance with the rules of the NYSE, abstentions will be counted as votes cast for purposes of Proposal No. 4 and will have the effect of a vote against Proposal No. 4. Abstentions will be considered present for the purpose of determining the presence of a quorum.

What are broker non-votes, and how will they affect the vote on a proposal?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, therefore there may be broker non-votes on any such proposals. Broker non-votes will have no effect on the voting results for the Proposals, although they will be considered present for the purpose of determining the presence of a quorum.

The effect of broker non-votes is summarized in the table below:

	Proposal No. 1: Election of Directors	Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	Proposal No. 3: Advisory Vote on Executive Compensation	Proposal No. 4: Approval of the Amended and Restated 1999 Long-Term Incentive Plan
Status of the matter	Non-routine	Routine	Non-Routine	Non-Routine
Possibility of broker non-votes on the Proposal	Yes	No	Yes	Yes
Status of broker non-votes for purposes of determining whether stockholder approval has been obtained for the Proposal	Broker non-votes are not deemed to be votes cast	N/A	Broker non-votes are not deemed to be votes cast	Broker non-votes are not deemed to be votes cast
Status of broker non-votes for quorum purposes	Considered present	N/A	Considered present	Considered present

Who will tabulate the votes?

Broadridge will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting.

Who is soliciting the proxy, and who will pay for the proxy solicitation?

This solicitation is being made on behalf of our board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and delivery of the enclosed form of proxy, notice of annual meeting of stockholders and this proxy statement and any additional materials relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation.

Where do I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that, during fiscal 2013, our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Delivery of Voting Materials

To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability to stockholders who share the same address unless otherwise requested. The Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy through the Internet. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

If you share an address with another stockholder and have received only one copy of the Notice of Internet Availability, and would like to request a separate copy of the Notice of Internet Availability, you may write or call us to request a separate copy of the Notice of Internet Availability at no cost to you. For future annual meetings, you may request a separate copy of the Notice of Internet Availability or request that we only send one copy of the Notice of Internet Availability to you if you are receiving multiple copies by calling us at (720) 283-6120 or by writing to us to the attention of Investor Relations, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Annual Report

We will, upon written request and without charge, provide to any person solicited hereunder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, including financial statements and financial statement schedules, as filed with the SEC. Requests should be addressed to the attention of Investor Relations, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Stockholder Proposals for the 2015 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for the 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act is December 10, 2014, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to our Corporate Secretary at 1745 Shea Center Drive, Suite  200, Highlands Ranch, Colorado 80129-1540.

Advance Notice Procedures for the 2014 Annual Meeting of Stockholders

In accordance with our Amended and Restated Bylaws, any stockholder who intends to submit a proposal at our 2015 annual meeting of stockholders, or bring a director nominee before the meeting, must, in addition to complying with applicable laws and regulations and the requirements of our Amended and Restated Bylaws, provide written notice to us for consideration no sooner than November 10, 2014 and no later than December 10, 2014. Such notice should be sent to our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Please refer to the full text of our advance notice Bylaw provisions for additional information and requirements. A copy of our Amended and Restated Bylaws may be obtained by writing to our Corporate Secretary at the address listed above or by visiting the Investor Relations page of our website at www.udr.com, under “Corporate Governance.”

It is important that proxies be returned promptly. We depend upon all stockholders promptly signing and returning the enclosed proxy to avoid costly solicitation. You can save us considerable expense by signing and returning your proxy at once. You may also vote electronically through the Internet or by telephone as shown on the enclosed proxy card and as discussed above.

Dated: April 9, 2014

For the Board of Directors

UDR, INC.

WARREN L. TROUPE

Senior Executive Vice President

and Corporate Secretary

APPENDIX A

UDR, INC.

1999 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED FEBRUARY 6, 2014)

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the UDR, Inc. 1999 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of UDR, Inc. (the “Company”), by linking the personal interests of its employees, officers, consultants and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and directors.

ARTICLE 2

EFFECTIVE DATE

2.1 EFFECTIVE DATE. For tax reasons, the Plan was approved by the Board of Directors in interim stages. First, the Board approved the Plan on March 9, 1999 as it relates to Awards of Restricted Stock and Performance Units only (the “First Effective Date”), and the Plan became effective as of the First Effective Date for the limited purpose of (i) making Awards of Restricted Stock on or prior to May 31, 1999 to non-officer employees of the Company and (ii) making cash Performance Unit Awards under ARTICLE 9 of the Plan with respect to a performance period beginning on January 1, 1999.

On January 25, 2000, the Board approved the Plan for the purpose of (i) making Awards of Restricted Stock on or prior to May 31, 2000 to non-officer employees of the Company, (ii) making Awards of Restricted Stock on or prior to May 31, 2000 to certain officers of the Company from shares purchased by the Company on the open market, and (iii) making cash Performance Unit Awards under ARTICLE 9 of the Plan with respect to a performance period beginning on January 1, 2000 (the “Second Effective Date”).

On March 20, 2001, the Board approved the Plan as it relates to all types of Awards under the Plan (the “Third Effective Date”) and the Plan became fully effective as of the Third Effective Date. The Plan was approved by the stockholders of the Company on May 8, 2001. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m).

The Plan was amended and restated by the Board of Directors on May 4, 2004 to eliminate the express authority under Section 7.1(c) to pay the exercise price of an Option with a promissory note, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on July 23, 2004 to modify Sections 14.8 and 14.9 to provide that unless otherwise provided in a Participant’s Award Agreement upon a Participant’s Death, Disability or Retirement, all outstanding Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on February 10, 2006, to eliminate the automatic grant of formula awards to non-employee directors and to update non-material terms of the Plan (par value of common stock and other nomenclature) to conform to Maryland versus Virginia corporate law, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on February 7, 2008 generally as follows: (i) to change the name of the Company from United Dominion Realty Trust, Inc. to UDR, Inc.; and (ii) to provide that the grant price of any Stock Appreciation Right may not be reduced except as provided in Section 15.1 or otherwise with the consent of the stockholders, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on May 30, 2008 generally as follows: (i) to limit the term of Options and Stock Appreciation Rights to 10 years; (ii) to provide that shares of stock that are (a) not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (b) used to pay the exercise price or withholding taxes related to an outstanding Award or (c) repurchased on the open market with the proceeds of the Option exercise price shall not again become available for issuance under the Plan; (iii) to provide that the exercise price per share of an Option shall in no event be less than the Fair Market Value of one share of stock on the date of grant; (iv) to provide that the maximum Fair Market Value of any Awards, other than Options or Stock Appreciation Rights, that may be received by a Participant during any one calendar year shall be $2,000,000; (v) to provide that in no event may a Stock Appreciation Right be exercisable for more than 10 years from the date of its grant; (vi) to provide that, except as provided in Section 15.1, without the consent of stockholders an Award may not be exchanged or bought out if the effect is to lower the exercise price of the Option or the grant price of the Stock Appreciation Right; (vii) to provide that, except as provided in Section 15.1, without consent of the stockholders, an Award may not be granted in substitution of another Award if the effect is to replace an Option or Stock Appreciation Right with an Award with a lower exercise or grant price and (viii) to expand the Performance Goals.

Subject to stockholder approval, the Plan was amended and restated by the Board of Directors on March 12, 2009 generally as follows: (i) to increase the number of shares of Stock available for issuance pursuant to Awards from 4,000,000 to 16,000,000; (ii) to provide that the maximum Fair Market Value of any Awards, other than Options or Stock Appreciation Rights, that may be received by a Participant during any one calendar year shall be $5,000,000, (iii) to provide that the maximum number of shares of Stock with respect to one or more Options and/or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000 shares and (iv) to provide that Awards (other than Options or Stock Appreciation Rights) granted from and after the approval of the Plan at the Company’s 2009 Annual Meeting of Stockholders shall count against the Plan reserve as 2.28 shares of Stock for each share of Stock actually subject to the Award.

The Plan was amended and restated by the Board of Directors on February 8, 2013, to revise the treatment of Awards in connection with certain Change of Control transactions.

The Plan was amended and restated by the Board of Directors on February 6, 2014 generally as follows: to (i) increase the number of shares of Stock available for issuance pursuant to Awards from 16,000,000 to 20,000,000; (ii) change the annual per Participant limits on Awards (other than Options, SARs and Cash-Based Awards) to 1,000,000 shares; (iii) provide for Cash-Based Awards; and (iv) expand the Performance Goals.

ARTICLE 3

DEFINITIONS

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, Other Stock-Based Award, or Cash-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash-Based Award” means a right granted to a Participant under Article 13.

(e) “Change of Control” means and includes each of the following:

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2) the transfer or sale of all or substantially all of the assets of the Company other than to an affiliate or Subsidiary of the Company;

(3) the liquidation of the Company;

(4) the acquisition by any person, or by a group of persons acting in concert, of more than fifty percent (50%) of the outstanding voting securities of the Company, which results in the resignation or addition of fifty percent (50%) or more independent members of the Board;

(5) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Change of Control; or

(6) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the committee of the Board described in ARTICLE 4.

(h) “Company” means UDR, Inc., a Maryland corporation.

(i) “Consultant” means, and is limited to, a “consultant” or “advisor” with respect to whom the Company would be permitted to use Form S-8 to register the issuance of securities, as described in the General Instructions to Form S-8 under the 1933 Act.

(j) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(m) “Dividend Equivalent” means a right granted to a Participant under ARTICLE 11.

(n) “Effective Date” means the First, Second or Third Effective Date, as the context requires, as such terms are defined in Section 2.1.

(o) “Fair Market Value”, on any date, means the closing sales price on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(q) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

(r) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(s) “Option” means a right granted to a Participant under ARTICLE 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” means a right, granted to a Participant under ARTICLE 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(u) “Parent” means a corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

(v) “Participant” means a person who, as an employee, officer, consultant or director of the Company or any Parent or Subsidiary, has been granted an Award under the Plan.

(w) “Performance Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(x) “Plan” means the UDR, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

(y) “Restricted Stock Award” means Stock granted to a Participant under ARTICLE 10 that is subject to certain restrictions and to risk of forfeiture.

(z) “Retirement” means a Participant’s termination of employment with the Company, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by such company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

(aa) “Stock” means the $0.01 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to ARTICLE 14.

(bb) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under ARTICLE 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to ARTICLE 8.

(cc) “Subsidiary” means any corporation, limited liability company, partnership or other entity that is directly, or indirectly through one or more intermediaries, controlled by or under common control with the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, the term “Subsidiary” shall have the meaning set forth in Code Section 424(f).

(dd) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ee) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to do the following; except as such discretion shall be delegated as provided below in this Section 4.3:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the insider trading rules of Section 16 of the 1934 Act.

4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 16,000,000. The maximum number of shares of Stock that may be issued subject to Incentive Stock Options shall be 16,000,000 shares. Awards (other than Options or Stock Appreciation Rights) granted from and after the approval of the Plan at the Company’s 2009 Annual Meeting of Stockholders, shall be counted against this number as 2.28 shares of Stock for each share of Stock actually subject to the Award.

5.2 LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan. Shares of Stock that are (a) not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (b) used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) repurchased on the open market with the proceeds of the Option exercise price shall not again become available for issuance under the Plan. If shares subject to an Award again become available under the Plan pursuant to this Section 5.2, the number of shares that become available shall equal the number of shares that counted against the Plan reserve pursuant to Section 5.1.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000. The maximum number of shares of Stock with respect Awards (other than Options, SARs and/or Cash-Based Awards) that are intended to constitute qualified performance-based compensation under Code Section 162(m) that may be received by a Participant during any one calendar year under the Plan shall be 1,000,000. For Cash-Based Awards that are intended to constitute qualified performance-based compensation under Code Section 162(m), with respect to each twelve month period that constitutes or is part of each performance period, the maximum amount that may be paid to a Participant pursuant to such Awards shall be $10,000,000. In addition, the foregoing limitation shall be prorated for any performance period consisting of fewer than twelve months by multiplying such limitation by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

ARTICLE 6

ELIGIBILITY

6.1 GENERAL. Awards may be granted only to individuals who are employees, officers, consultants or directors of the Company or a Parent or Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of one share of Stock on the date of grant.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for the minimum period required to avoid an adverse accounting impact for the Company. When shares of Stock are delivered, such delivery may be by attestation of ownership or actual delivery.

(d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

(e) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the date of its grant.

(f) NO RE-LOAD OPTIONS. The Committee shall not provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Company for cause or by the Participant without the consent of the Company (in either case, as determined by the Company and communicated in writing to the Participant), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of a Plan effective date under Code Section 422(b)(2).

(g) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(h) DIRECTORS AND CONSULTANTS. The Committee may not grant an Incentive Stock Option to a non-employee director or consultant. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b) TERM OF SARs. In no event may any Stock Appreciation Right be exercisable for more than ten years from the date of its grant.

(c) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE UNITS

9.1 GRANT OF PERFORMANCE UNITS. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant, subject to Section 5.4. All Awards of Performance Units shall be evidenced by an Award Agreement.

9.2 RIGHT TO PAYMENT. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant. If the terms of a Performance Unit so provide, the Participant may elect to defer payment of the Performance Unit under an applicable deferred compensation plan maintained by the Company.

9.3 OTHER TERMS. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested. Dividend Equivalents shall not be granted with respect to Options or SARs. Dividend Equivalents granted with respect to Performance Units may not be paid except to the extent the underlying shares of Stock have been earned.

ARTICLE 12

OTHER STOCK-BASED AWARDS

12.1 GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

13.1 GRANT OF OTHER CASH-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Awards that are denominated in cash and that may be settled in cash and/or shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Notwithstanding the foregoing, as provided in Section 16.1, except as provided in Section 15.1, without the consent of the stockholders, an Award may not be granted in substitution of another Award if the effect is to replace an Option or Stock Appreciation Right with an Award with a lower exercise or grant price. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 15.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange. Notwithstanding the foregoing, as provided in Section 16.1, except as provided in Section 15.1, without the consent of the stockholders an Award may not be exchanged or bought out if the effect is to lower the exercise price of the Option or the grant price of the Stock Appreciation Right.

14.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

14.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.5 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

14.6 BENEFICIARIES. Notwithstanding Section 14.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.7 STOCK CERTIFICATES. All Stock issued under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.8 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s death or Disability during his employment or service as a director or consultant, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.9 ACCELERATION UPON RETIREMENT. Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s Retirement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter remain exercisable until the original expiration date of the Award. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.10 ACCELERATION UPON A CHANGE OF CONTROL. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change of Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.11 RESERVED.

14.12 RESERVED.

14.13 EFFECT OF ACCELERATION. In the event of a Change of Control, the Committee may, in its sole discretion, provide (i) (other than in the event of a Change of Control defined in Section 3.1(e)(4) or 3.1(e)(6)) that the Award will expire after a designated period of time to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.14 PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period or periods, (c) the Company’s stock price, (d) the achievement by an individual, group of individuals, the Company, or a business unit or division of the Company, Parent or Subsidiary of a specified target, or target growth in, relative to a defined comparison group or otherwise, revenues, net income or earnings per share, or including but not limited to, targets based, in whole or part, on funds from operations (adjusted or otherwise), net asset value, asset quality, same store revenue growth, same store expense growth, net operating income (including, but not limited to, same store net operating income), operating margin, development or redevelopment activities (including, but not limited to, development or redevelopment funds from operations), lease-up activities, funds from operations pay-out ratio, net financial capabilities (including, but not limited to, with respect to cash, liquid receivables, available lines of credit or debt maturities), leverage ratio, balance sheet, credit rating, debt maturity, liquidity, credit capacity, fixed charges (including, but not limited to, fixed charge ratios), debt, net debt, earnings before or after taxes, interest, depreciation, or amortization, transactions (including, but not limited to, consummation of acquisitions, sales, joint ventures or financings), portfolio enhancement, mitigation plans or strategies or (e) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, sales or marketing (including, but not limited to, web traffic, technology penetration, web platform (including, but not limited to, social networking platform), online leasing, concierge services or call centers), customer retention or satisfaction, expansion of revenue or income streams, sourcing of low cost capital, operational efficiencies, dividend growth, earnings multiple improvement, meeting budgets, staffing, retention, growth, development, engagement, integration, succession and/or reviewing performance of employees, business or strategic plans, investor communications or relations, compliance (including, but not limited to, with respect to accounting, tax, external or regulatory filings, internal financial reporting, audits (including, but not limited to, internal audits) or contract policies), financial planning or analysis or (e) any combination or subset of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

14.15 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1 GENERAL. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee shall include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

16.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as provided in Section 15.1 or otherwise with the consent of the stockholders, the exercise price of any Option or the grant price of any Stock Appreciation Right may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 17

GENERAL PROVISIONS

17.1 NO RIGHTS TO AWARDS. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

17.2 NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

17.3 WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, consultant or director at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant or director of the Company or any Parent or Subsidiary.

17.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

17.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

17.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

17.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

17.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.13 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

17.14 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan. The foregoing is hereby acknowledged as being the UDR, Inc. 1999 Long-Term Incentive Plan as amended and restated by the Board of Directors on February 6, 2014.

UDR, INC.

By:	/s/Warren L. Troupe
Warren L. Troupe
Senior Executive Vice Presidentand Secretary

APPENDIX B

NON-GAAP TO GAAP RECONCILIATIONS

The following table outlines our reconciliation of Net Income/(Loss) Attributable to UDR, Inc. to FFO, FFO as Adjusted, and AFFO for the year ended December 31, 2013 (dollars in thousands):

Net income/(loss) attributable to UDR, Inc.	$44,812
Distributions to preferred stockholders	(3,724)
Real estate depreciation and amortization, including discontinued operations	341,490
Net income/(loss) attributable to noncontrolling interests	1,470
Real estate depreciation and amortization on unconsolidated joint ventures	33,180
Net (gain)/loss on the sale of depreciable property in discontinued operations, excluding TRS	(40,450)
Premium on preferred stock redemption or repurchases, net	—

Funds from operations (“FFO”), basic	$376,778

Distribution to preferred stockholders — Series E (Convertible)	3,724

FFO, diluted	$380,502

FFO per common share, basic	$1.45

FFO per common share, diluted	$1.44

Weighted average number of common shares and OP Units outstanding — basic	259,306

Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	263,926

Impact of adjustments to FFO:
Acquisition-related costs (including joint ventures)	$—
Joint venture financing and acquisition fee	(254)
Costs/(benefit) associated with debt extinguishment and tender offer	178
Redemption of preferred stock	—
Gains on sale of TRS property and marketable securities	(2,651)
Severance costs and other restructuring expense	—
Reversal of deferred tax valuation allowance	—
Hurricane-related (recoveries)/charges, net	(9,665)

$(12,392)

FFO as Adjusted, diluted	$368,110

FFO as Adjusted per common share, diluted	$1.39

Recurring capital expenditures	(42,707)

AFFO	$325,403

AFFO per common share, diluted	$1.23

B-1

The following table summarizes the operating performance of our total property NOI (which includes discontinued operations) for each of the periods presented (dollars in thousands):

	Years Ended December 31, (a)
	2013	2012	% Change
Same-Store Communities:
Same-store rental income	$613,733	$584,999	4.9%
Same-store operating expense (b)	(189,224)	(184,393)	2.6%

Same-store NOI	424,509	400,606	6.0%

Non-Mature Communities/Other NOI:
Acquired communities NOI	19,291	16,709	15.5%
Sold or held for sale communities NOI	7,932	29,941	(73.5)%
Developed communities NOI	4,846	(334)	(1,550.9)%
Redeveloped communities NOI	44,991	42,026	7.1%
Commercial NOI and other	12,472	15,252	(18.2)%

Total non-mature communities/other NOI	89,532	103,594	(13.6)%

Total Property NOI	$514,041	$504,200	2.0%

(a)	Same-store consists of 35,790 apartment homes.
(b)	Excludes depreciation, amortization, and property management expenses.

The following table is our reconciliation of total property NOI to Net Income/(Loss) Attributable to UDR, Inc. as reflected, for both continuing and discontinued operations, for the years ended December 31, (dollars in thousands):

	2013	2012
Total property NOI	$514,041	$504,200
Joint venture management and other fees	12,442	11,911
Property management	(20,780)	(20,465)
Other operating expenses	(7,136)	(5,718)
Real estate depreciation and amortization	(341,490)	(350,401)
General and administrative	(42,238)	(43,792)
Hurricane-related recoveries/(charges), net	12,253	(8,495)
Other depreciation and amortization	(6,741)	(4,105)
Income/(loss) from unconsolidated entities	(415)	(8,579)
Interest expense	(126,083)	(138,792)
Interest and other income/(expense), net	4,681	2,703
Tax benefit, net	7,299	30,282
Net (income)/loss attributable to redeemable noncontrolling interests in the Operating Partnership	(1,530)	(7,986)
Net (income)/loss attributable to noncontrolling interests	60	(140)
Net gain/(loss) on sale of depreciable property, net of impairment and tax	40,449	251,554

Net income/(loss) attributable to UDR, Inc.	$44,812	$212,177

B-2

UDR, INC. 1745 SHEA CENTER DRIVE SUITE 200 HIGHLANDS RANCH, CO 80129

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by UDR, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access Stockholder Communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to UDR, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M69483-P49781	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

UDR, INC. The Board of Directors recommends that you vote “FOR”					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
each of the nominees listed in Item 1:					☐	☐	☐

1.	ELECTION OF DIRECTORS Nominees:
	01) Katherine A. Cattanach	06)	Robert A. McNamara
	02) Eric J. Foss	07)	Mark R. Patterson
	03) Robert P. Freeman	08)	Lynne B. Sagalyn
	04) Jon A. Grove	09)	Thomas W. Toomey
05) James D. Klingbeil

The Board of Directors recommends that you vote “FOR” Items 2, 3 and 4:									For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm for the year ending December 31, 2014.								☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.								☐	☐	☐

4.	Proposal to approve the Amended and Restated 1999 Long-Term Incentive Plan.								☐	☐	☐

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees listed in Item 1 and FOR Items 2, 3 and 4. If any other matters properly come before the meeting or any adjournment of the meeting, the person(s) named in this proxy will vote in their discretion.

For address changes, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

UDR, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2014

10:00 a.m. Local Time

JW Marriott Cherry Creek

150 Clayton Lane

Denver, Colorado 80206

This proxy is solicited on behalf of the Board of Directors of UDR, Inc. for use at the Annual Meeting on May 22, 2014.

The shares of stock held in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each of the nominees listed in Item 1 and “FOR” Items 2, 3 and 4.

By signing the proxy, you (i) acknowledge receipt of the notice of annual meeting of stockholders and proxy statement, each dated April 9, 2014, (ii) revoke all prior proxies, and (iii) appoint James D. Klingbeil and Thomas W. Toomey, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote the shares which you would be entitled to vote if then and there personally present on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof.

See reverse for voting instructions

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

UDR, Inc.’s Notice of Annual Meeting and Proxy Statement, Form 10-K for the year ended December 31, 2013 and Shareholder Letter are available on the Internet at www.proxyvote.com.

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M69484-P49781

UDR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2014

The stockholder(s) hereby appoint(s) James D. Klingbeil and Thomas W. Toomey, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock and/or Series E preferred stock or Series F preferred stock of UDR, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Local Time on May 22, 2014, at the JW Marriott Cherry Creek, 150 Clayton Lane, Denver, Colorado 80206, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE